UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K12g3
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                  Date of Earliest Event Reported: May 26, 2011


                          RED MOUNTAIN RESOURCES, INC.
                        --------------------------------
               (Exact name of Company as specified in its charter)


                 2515 McKinney Ave., Suite 900, Dallas, TX 75201
               ---------------------------------------------------
                             (Address of Registrant)


                                       N/A
                                      -----
          (Former name or former address, if changed since last report)


            Florida                 000-164968                  27-1739487
----------------------------   ----------------------    -----------------------
(State or other jurisdiction      (Commission File        (IRS Employer Identi-
     of incorporation)                 Number)               fication Number)


                                 (720) 204-1013
                                ----------------
                 Company's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
----------------------------------------------------

Amendments to Black Rock Capital, LLC. Merger

On June 17, 2011, Red Mountain Resources, Inc. ("Red Mountain," "we," "us," "our," "RMR," or the "Company" hereafter) and Black Rock Capital, Inc., formerly Black Rock Capital, LLC ("Black Rock") and Black Rock shareholders entered into an Amendment to the Plan of Reorganization and Share Exchange Agreement (the "Amendment.") Such Amendment provided not only for the extension of the closing deadline to June 20, 2011, but also dealt with conditions to the loan owed by Black Rock to the First State Bank of Lonoke, but also provides the following.

     (1) That the Company shall pledge all of the outstanding common stock of Black Rock held by it as collateral on the First State Bank of Lonoke Loan in the amount of approximately $2,800,000 million. Title to assets of Black Rock will remain in the name of Black Rock so long as principal and interest remain outstanding under the loan agreement.

     (2) That the Company and Black Rock shall jointly sign a new note to the First State Bank of Lonoke to replace the loan to Bamco Gas, LLC, which is in receivership, in the amount of approximately $2,700,000 (the "Bamco Note"). The Bamco Note which is currently in default, will be assigned to the Company by the First State Bank of Lonoke (the "Replacement Note").

     (3) That prior to Closing, certain shareholders of Black Rock have agreed to pledge 2,000,000 shares of the Company's Common Stock to secure the Loan and the Replacement Note (the "Pledged Shares"). In the event that the Replacement Note has not been repaid, or the assets of Bamco Gas, LLC have not been acquired by the Company within 12 months of the closing, then the Pledged Shares may be either liquidated or retired to the Company, at the Company's option.

On June 20, 2011, Red Mountain agreed to extend the Plan of Reorganization and Share Exchange Agreement. The Amendment provided not only for the extension of the Closing to June 22, 2011, but also dealt with conditions to the loan owed by Black Rock to the First State Bank of Lonoke, and also provides the following:

     (1) Black Rock has issued $2,450,000 in unsecured Promissory Notes and has agreed, as a condition to issuing the Notes, to issue 600,000 shares of Red Mountain upon the Closing.

     (2) Black Rock used the proceeds of the loans to purchase part of the 13.3% interest it now holds of Cross Border Resources, Inc. and such will remain assets of Black Rock after Black Rock's acquisition by Red Mountain.

Black Rock Promissory Notes

In May 2011, Black Rock, issued unsecured Promissory Notes in the amount of $2,450,000. The Promissory Notes accrue interest at 10% per annum. The notes are due on the earlier of September 30, 2011; the Closing of the acquisition of Black Rock by the Company or the closing of an additional equity financing of

$2,000,000. As a condition for issuing the Promissory Notes, the Company has agreed to issue 600,000 shares of its Common Stock to the holders of the Promissory Notes.

Cross Border Resources, Inc. Equity Purchase

On May 23,  2011,  Black  Rock  entered  into an  agreement  with  Cross  Border
Resources, Inc., a Nevada corporation which is publicly traded on the OTC Bulletin Board ("Cross Border"). Black Rock purchased in a Rule 506 offering, 2,136,164 Units of Cross Border for the purchase price of $3,204,246. The Units consist of 2,136,164 shares of Cross Border's Common Stock and 2,136,164 $2.25 Common Stock Purchase Warrants. As a result, Black Rock owns approximately 13.3% of Cross Border. As a result of the Closing of the Acquisition of Black Rock by the Company, as discussed in Item 2.01, the Company is now the owner of 13.3% of Cross Border Resources, Inc.


                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
------------------------------------------------------------

From and after the Closing, which occurred on June 22, 2011, the Company's primary operations consist of the business and operations of Black Rock. Therefore, we are disclosing information about Black Rock's business, financial condition, and management in this form 8-K12g3.

The Company

Red Mountain Resources, Inc. was incorporated on January 19, 2010 in the state of Florida as Teaching Time, Inc. which intended to design, develop, and market instructional products and services for the corporate, education, government, and healthcare e-learning industries. The Company changed the direction of its business plan and subsequently changed its name to Red Mountain Resources, Inc. to better reflect its current business plan. Red Mountain Resources, Inc., a Florida corporation, is an independent, growth oriented energy company that intends to acquire and develop oil and gas properties. We currently trade under the symbol "RDMP" on the OTC Bulletin Board.

The Company originally registered 3,000,000 shares of common stock on June 9, 2010. One March 9, 2011, 1,800,000 shares were deregistered. On March 22, 2011, the Company effectuated a forward split of its issued and outstanding common stock on a 25 for 1 basis. The remaining 1,200,000 shares previously sold were affected by the forward split and calculate the additional 28,800,000 shares included in the post-effective amendment, for a total of 30,000,000 shares. On June 22, 2011, the Company completed the closing for the acquisition of all of the equity of Black Rock (the "Black Rock Closing"). The Company issued 27,000,000 shares of its restricted common stock to Black Rock shareholders in exchange for 100% of the equity in Black Rock. The StoneStreet Group, Inc., of which Alan Barksdale is President and sole shareholder, has received 18,000,000 of the 27,000,000 Red Mountain shares issued, making him a 28.15% shareholder of Red Mountain. The StoneStreet Group, Inc. has entered into a lock-up agreement which prohibits the sale of 3,000,000 shares until June 21, 2012, as well as prohibiting the sale of the remaining 15,000,000 shares December 21, 2012. While Red Mountain is the legal acquirer, in the reverse recapitalization, Black Rock was the accounting acquirer because its shareholders acquired control of Red Mountain. Therefore, at the date of the Closing, the historical financial statements of Black Rock became those of Red Mountain.

Concurrent with the Black Rock closing, the Company retired 225,000,000 shares of its Common Stock held by Lisa Lamson, the former officer and controlling shareholder of the Company.

The Company has amended the Articles of Incorporation in the State of Florida to reflect the number of authorized shares as follows:

         On February 9, 2011, an increase in common shares to Five Hundred Million (500,000,000) shares, a decrease in par value to $0.00001 per common share; and

         Authorization of One Hundred Million (100,000,000) Preferred shares, par value $0.0001. Preferred shares are subject to division into Series or Classes, and the Designations of Rights and Privileges of such Series or Classes, which shall be determined, in the discretion of the Board of Directors.

Our executive offices are located at 2515 McKinney Avenue, Suite 900, Dallas, Texas 75201, and the telephone number is (720) 204-1013.

Business Activities and Recent Developments

Red Mountain's business operations include oil and gas exploration, development and production. Our current areas of operation include the Permian Basin in New Mexico and Texas and the onshore Gulf Coast areas of Texas and we plan to acquire assets in the onshore Gulf Coast areas of Louisiana. We intend to pursue further opportunities in areas where the proposed management's experience and expertise can be leveraged and capital investment may generate value to shareholders.

Prior to the merger, the Company had loaned $5,750,000 in the form of secured commercial promissory notes to Black Rock in order to proceed with the purchase of oil and gas assets known as the Madera assets located in New Mexico and to fund a portion of the purchase of the Cross Border shares. The Promissory Notes were cancelled, upon the acquisition of Black Rock by Red Mountain. The Madera assets, which consist of leases and producing wells, were acquired by Black Rock in May 2011, prior to the Black Rock Closing, by the utilization of $4,500,000 of the loan proceeds noted above.

Following are some abbreviations commonly used in the oil and gas industry and in this Form 8-K:

MCF      thousands of cubic feet of gas
MMCF     millions of cubic feet of gas
MCFE     thousands of cubic feet of gas and equivalents
MMCFE    millions of cubic feet of gas and equivalents
MCFD     thousands of cubic feet of gas per day
MMCFD    millions of cubic feet of gas per day
BBL      barrel of oil
BOE      barrel of oil equivalent
BOD      barrels of oil per day
PDP      proved developed producing reserves
PDNP     proved developed not producing (behind pipe) reserves
PV-10 dollar value of proved reserves discounted using a standard 10% discount rate

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves and may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion but which, together with proved reserves, are as likely as not to be recovered.

General

We intend to concentrate our acquisition, exploration and development efforts in areas where we can apply the technical expertise and experience of management and consultants.

Management is aware of energy prospects that consist of proved and unproved locations, which are located in regions in which we currently have interests, and has identified the consolidation and acquisition of various producing properties.

We have an experienced team of managers and consultants with significant experience who have:

     o Participated in over 1,000 wells in 11 U.S. States and 9 countries globally.

     o    A history of prospect identification and value creation.

Company Strategy

     o Acquire and develop oil and gas properties that provide an inventory of drill sites with limited geologic risk and limited variation of production from well to well.

     o Deploy capital and technical skills to generate value for our shareholders.

Present Opportunities Identified by Management to Acquire, Develop, Grow and Realize Value

Red Mountain has acquired selected oil and gas properties in the Permian Basin and on the Gulf Coast and intends to make an offer to acquire additional properties located on the Gulf Coast from a receivership subject to Court approval. Revenues have the potential to be increased through drilling of proved undeveloped drilling locations. Management believes that any resulting cash flow may then be used toward drilling additional oil and gas wells in each of these producing basins. Management also believes that such actions have the potential to increase the value of Red Mountain's properties if capital is available for development.

Management believes these opportunities have the following features:

     o    Proved producing reserves with existing cash flow;

     o Non-producing reserves that can be immediately developed to enhance cash flow;

     o    Inventory   of   proved-undeveloped   drill  sites  that  can  provide
          production growth; and

     o Values of proved reserves that can be increased in a short period of time with low risk drilling.

Synopsis of Properties and Assets Acquired (not including our percentage ownership of assets owned by Cross Border):

     o    Onshore Gulf Coast of Texas

          o    Approximately  4,595  gross  acres  (1,338 net) in Duval & Zapata
               Counties
          o Net Daily Production - approximately 2,950 MCFD & 5 BOD based on April 2011 production data
          o PDNP due to prior operator financial difficulties and poor asset management
          o Acreage held by production, thus creating flexibility to drill in "high commodity price" environments

Synopsis of Properties and Assets Acquired:

     o    Permian Basin

          o    Approximately  1,926 gross acres (1,1563 net) in Lea County,  New
               Mexico

          o Net Daily Production - approximately 81.75 MMCFD & 13 BOD based on April 2011 production data.


Goals:

Our focus is to increase shareholder value by pursuing our corporate strategy as follows:

Pursue concurrent development of our core areas.

         We  plan  to  spend  up to  $22,500,000  to  acquire  and  develop  our properties during 2011. We have, as of June 22, 2011, used approximately $4,840,000 for the Madera acquisition and approximately $3,200,000 for the Cross Border unit purchases. We plan to raise additional funds in an ongoing Private Offering of the Company's common stock ("Placement" or "Offering") and expect that the majority of the 2011 and 2012 drilling capital expenditures will be incurred in our Permian Basin development and exploration prospects. Many of our targeted prospects are in reservoirs that demonstrate predictable geologic attributes and consistent reservoir characteristics, which typically lead to more reliable drilling results than wildcats.

Achieve consistent reserve growth through repeatable development

         We intend to achieve significant reserve growth over the next few years through a combination of acquisitions and drilling. In 2011, we intend to achieve significant reserve and production increases as a result of our acquisitions and development drilling program. We anticipate that the majority of future reserve and production growth will come through the execution of our development drilling program on properties pending as acquisitions, which include many proved and unproved locations. Our targets generally will consist of locations in fields that demonstrate low variance in well performance, which leads to predictable and repeatable field development.

         Our reserve estimates, if any, may change continuously and we intend to periodically evaluate such reserve estimates internally, with independent engineering evaluation on an annual basis. Deviations in the market prices of both crude oil and natural gas and the effects of acquisitions, dispositions and exploratory development activities may have a significant effect on the quantities and future values of our reserves, if any. In the Permian Basin, where we plan to focus our drilling efforts and capital expenditures, prospects generally have reserves characterized as long-lived with low decline rates.

Maintain high percentage ownership and operational control over our asset base

         We intend to retain a high degree of operational control over our asset base, through a high average working interest or acting as the operator in our areas of significant activity. This is designed to provide us with controlling interests in a multi-year inventory of drilling locations, positioning us for reserve and production growth through our drilling operations. We plan to control the timing, level and allocation of our drilling capital expenditures and the technology and methods utilized in the planning, drilling and completion process on related targets. We believe this flexibility to opportunistically pursue development on properties may provide us with a meaningful competitive advantage.

Acquire and maintain acreage positions in our core areas

         We believe that our intended acquisitions and development of known production prospects in our core areas should be supplemented with exploratory efforts that may lead to new discoveries in the future. We intend to continually evaluate our opportunities and pursue attractive potential opportunities that take advantage of our strengths. We are examining several other Permian and Gulf Coast prospects, each of which has gained substantial interest within the exploration and production sector due to their relatively known nature and the potential for meaningful hydrocarbon recoveries. There are other mid-size and large independent exploration and production companies conducting drilling activities in these plays.

Pursue a disciplined acquisition strategy in our core areas of operation

         We intend to also focus on growing through targeted acquisitions. Although drilling prospects may provide us with the opportunity to grow reserves and production without acquisitions, we continue to evaluate acquisition opportunities, primarily in our core areas of operation.

Creating a management and operational team with advanced exploration and development technology

         We intend to develop a managerial and operational team with experience in the oil and gas industry, and with a proven track record of creating value both organically and through strategic acquisitions. Our team will be supported by an active Board of Directors with experience in the oil and gas industry, capital markets and public companies. We intend to utilize sophisticated geologic and 3-D seismic models to enhance predictability and reproducibility over significantly larger areas than historically possible. We also intend to utilize multi-zone, multi-stage artificial stimulation ("frac") technology in completing wells to substantially increase near-term production, resulting in faster payback periods and higher rates of return and present values. Our proposed team has successfully applied these techniques, normally associated with completions in the most advanced Permian Basin fields, to improve initial and ultimate production and returns, in other companies.

Competition, Markets, Regulation and Taxation

Competition
-----------

There are a large number of companies and individuals engaged in the exploration of oil and gas and oil workover projects; accordingly, there is a high degree of competition for desirable properties. Many of the companies and individuals so engaged have substantially greater technical and financial resources than we have.

Markets
-------

The availability of a ready market for oil and gas discovered, if any, may depend on factors beyond the control of the Company, including the proximity and capacity of refineries, pipelines, and the effect of state regulation of production and of federal regulations of products sold in interstate commerce, and recent intrastate sales. The market price of oil and gas is volatile and beyond the control of the Company. The market for natural gas is also unsettled, and gas prices have increased dramatically in the past four years with substantial fluctuation, seasonally and annually.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase the Company's gas production, there is no assurance that the Company will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in certain areas of the marketplace due to pipeline capacity, the extent and duration of which is unknown. Such oversupply may result in restrictions of purchases by principal gas pipeline purchasers.

Effect of  Changing  Industry  Conditions  on  Drilling  and  Rework  Completion
--------------------------------------------------------------------------------
Activity
--------

Lower oil and gas prices have caused a decline in drilling activity in the U.S. from time-to-time. Currently there is a high demand for drilling and workover contractors and costs are higher compared to historical periods. The Company cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activity in general, or on its ability to generate economic drilling prospects and to raise the necessary funds or generate funds from production, with which to drill them.

Regulation and Pricing of Natural Gas
-------------------------------------

The Company's operations may be subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC") with respect to the sale of natural gas for resale in interstate and intrastate commerce. State regulatory agencies may exercise or attempt to exercise similar powers with respect to intrastate sales of gas. Because of its complexity and broad scope, the price impact of future legislation on the operation of the Company cannot be determined at this time.

Crude Oil and Natural Gas Liquids Price and Allocation Regulation
-----------------------------------------------------------------

Pursuant to Executive Order Number 12287, issued January 28, 1981, President Reagan lifted all existing federal price and allocation controls over the sale and distribution of crude oil and natural gas liquids. Executive Order Number 12287 was made effective as of January 28, 1981, and consequently, sales of crude oil and natural gas liquids after January 27, 1981 are free from federal regulation. The price for such sales and the supplier-purchaser relationship will be determined by private contract and prevailing market conditions. As a result of this action, oil which may be sold by the Company will be sold at deregulated or free market prices. At various times, certain groups have advocated the reestablishment of regulations and control on the sale of domestic oil and gas, and the Company will have no control over any regulation legislation in the future.

State Regulations
-----------------

The Company's production of oil and gas if any will be subject to regulation by state regulatory authorities in the states in which the Company may produce oil and gas such as the Texas Railroad Commission. In general, these regulatory authorities are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Some regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production.

Proposed Legislation
--------------------

A number of legislative proposals have been and probably will continue to be introduced in Congress and in the legislatures of various states, which, if enacted, would significantly affect the petroleum industries. Such proposals and executive actions involve, among other things, the imposition of land use controls such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas. At present, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have. However, President Clinton's establishment of numerous National Monuments by executive order has had the effect of precluding drilling across vast areas, which has been continued in the current Administration through the Department of the Interior.

Environmental Laws
------------------

Oil and gas exploration and development is specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All operations by the Company involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. The Company may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, the activities of the Company may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to the Company and delays, interruptions or a termination of operations, the extent to which cannot now be predicted.

Compliance with Environmental Laws and Regulations
--------------------------------------------------

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date, compliance with these regulations by us has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on its activities.

Title to Properties
-------------------

The Company is not the record owner of its interest in its properties and relies instead on contracts with the owner or operator of the property or assignment of leases, pursuant to which, among other things, the Company has the right to have its interest placed on record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time properties or interests are acquired by us. Prior to commencement of operations on such acreage and prior to the acquisition of properties, a title examination will usually be conducted and significant defects remedied before proceeding with operations or the acquisition of proved properties, as appropriate.

The properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although we are not aware of any material title defects or disputes with respect to our prospective acreage acquisitions, to the extent such defects or disputes exist, we could suffer title failures.

Backlog of Orders
-----------------

There are currently no orders for sales of oil and gas at this time.

Government Contracts
--------------------

None at this time.

Competitive Conditions
----------------------

There are numerous competitors in the oil and gas industry with far greater resources, financial and marketing, to exploit oil and gas prospects which might compete with the Company. Such resources could overwhelm our efforts to acquire oil and gas production and cause our business to fail.

Company Sponsored Research and Development
------------------------------------------

No research is being conducted.

Governmental Regulation
-----------------------

Oil and gas: The oil and gas industry in the United States is subject to regulation by both federal and state authorities, particularly with respect to pricing, allowable rates of production, marketing and environmental matters.

The production of crude oil and gas has, in recent years, been the subject of increasing state and federal controls. No assurance can be given that newly imposed or changed federal laws will not adversely affect the economic viability of any oil and gas properties we may acquire in the future. Federal income tax deductions for energy exploration or production and "windfall profit" taxes have in the past affected the economic viability of such properties, and may do so in the future if enacted by Congress.

Number of Persons Employed
--------------------------

As of June 22, 2011, we had one full-time employees who is Alan Barksdale, our new CEO. The Company's other Officer and Director works on an as needed part-time basis.

RISK FACTORS

Risks of the Oil and Gas Business

The search for new oil and gas reserves, development wells or secondary recovery frequently result in unprofitable efforts, not only from dry holes, but also from wells which, though productive, will not produce oil or gas in sufficient quantities to return a profit on the costs incurred. There is no assurance that any production will be obtained from any of the acreage to be acquired by the Company, nor are there any assurances that if such production is obtained, it will be profitable. (See "Business Activities and Recent Developments.")

Black Rock's revenue, profitability, and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control, such as economic, political, and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile, and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on Black Rock's financial position, results of operations, cash flows, and quantities of oil and natural gas reserves that may be economically produced.

Operating Hazards and Uninsured Risk
------------------------------------

The Company's operations will be subject to all of the operating hazards and risks normally incident to drilling for and producing oil and gas, such as encountering unusual or unexpected formations and pressures, blowouts, environmental pollution and personal injury. The Company has secured general liability insurance and insurance against such things as blowouts and pollution risks. Should the Company sustain an uninsured loss or liability, or a loss in excess of policy limits, its ability to operate may be materially adversely affected.

Energy Operations - Negative Considerations
-------------------------------------------

Expansion Expenditures: The Company may expend substantial funds in acquiring and redeveloping properties which are later determined not to be economically viable. All funds so expended may be a total loss to the Company and which could result in possibly significant impairments in our oil and gas asset base.

Technical Assistance: It will be necessary and desirable to employ technical assistance in the operation of the Company's business. As of the date of this filing, the Company has not contracted for any technical assistance. When needed by the Company, such assistance may not be readily available at compensation levels the Company would be able to pay. In the event we are unable to obtain sufficiently skilled technical help for amounts we are willing to pay, we may be forced to reduce or delay our planned expansion activities, and in the most severe case, stop all of our planned activities.

Speculative Nature of Energy Business: The Company's energy business is highly speculative, involves the commitment of high-risk capital, and exposes the Company to potentially substantial losses. In addition, the Company will be in direct competition with other organizations which are significantly better financed and staffed than the Company.

Competition for Supplies and Services
-------------------------------------

The Company's current business model is geared toward having almost no fixed overhead. The result of this is that the Company is highly dependent upon being able to contract for the goods and services and technical knowledge it needs on a project by project basis. This will require that the Company be required to compete for supplies and services with a large number of entities which are larger, have greater resources and more extensive operating histories than the Company. Shortages may result from this competition and may lead to increased costs and delays in Company operations, which may have a material adverse effect on the Company.

Markets
-------

The marketing of natural gas and oil which may be produced by the Company's properties will be affected by a number of factors beyond the control of the Company. These factors include the extent of the supply of oil or gas in the market, the availability of competitive fuels, crude oil imports, the world-wide political situation, price regulation, and other factors. Recently, there have been dramatic fluctuations in oil prices. Any significant decrease in the market prices of oil and gas could materially affect the profitability of the Company's oil and gas activities.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase the Company's gas production, there is no assurance that the Company will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in the marketplace, the extent and duration of which is not known. Such oversupply may result in reductions of purchases by principal gas pipeline purchasers. (See "Competition, Markets, Regulation and Taxation.")

Effect of  Changing  Industry  Conditions  on  Drilling  and  Rework  Completion
--------------------------------------------------------------------------------
Activity
--------

Lower oil and gas prices have caused a decline in drilling activity in the U.S. from time-to-time. Currently there is a high demand for drilling and workover contractors and costs are higher compared to historical periods. The Company cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activity in general, or on its ability to generate economic drilling prospects and to raise the necessary funds or generate funds from production, with which to drill them.

New Water Quality Regulations
-----------------------------

Hydraulic fracturing, the process used for releasing oil and gas from shale rock, has recently come under increased scrutiny and could be the subject of further regulation that could impact the timing and cost of development.

The Environmental Protection Agency (the "EPA") recently amended the Underground Injection Control, or UIC, provisions of the federal Safe Drinking Water Act (the "SDWA") to exclude hydraulic fracturing from the definition of "underground injection." However, the U.S. Senate and House of Representatives are currently considering bills entitled the Fracturing Responsibility and Awareness of Chemicals Act (the "FRAC Act"), to amend the SDWA to repeal this exemption. If enacted, the FRAC Act would amend the definition of "underground injection" in the SDWA to encompass hydraulic fracturing activities, which could require hydraulic fracturing operations to meet permitting and financial assurance requirements, adhere to certain construction specifications, fulfill monitoring, reporting, and recordkeeping obligations, and meet plugging and abandonment requirements. The FRAC Act also proposes to require the reporting and public disclosure of chemicals used in the fracturing process, which could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater.

Depending on the legislation that may ultimately be enacted or the regulations that may be adopted at the federal, state and/or provincial levels, exploration and production activities that entail hydraulic fracturing could be subject to additional regulation and permitting requirements. Individually or collectively, such new legislation or regulation could lead to operational delays or increased operating costs and could result in additional burdens that could increase the costs and delay the development of unconventional oil and gas resources from shale formations which are not commercial without the use of hydraulic fracturing. This could have an adverse effect on our business.

Weather Interruptions
---------------------

Activities of the Company may be subject to periodic interruptions due to weather conditions. Weather-imposed restrictions during certain times of the year on roads accessing properties could adversely affect the ability of the Company to benefit from production on such properties or could increase the costs of drilling new wells because of delays.

Environmental Law
-----------------

Oil and gas exploration and development is specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All operations by the Company involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. The Company may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, the activities of the Company may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to the Company and delays, interruptions or a termination of operations, the extent to which cannot now be predicted.

Federal Income Taxation
-----------------------

Federal income tax laws are of particular significance to the oil and gas industry. Legislation has eroded various benefits of oil and gas producers and subsequent legislation may well continue this trend. Congress is continually considering proposals with respect to Federal income taxation which could have a materially adverse effect on the Company's future operations by reducing tax deductions.

Company Risk Factors

Working Capital
---------------

The working capital needs of the Company consist primarily of consulting, fees, salaries, development and acquisition of oil and gas prospects and administration activities and are estimated to exceed approximately $5,000,000 in the next twelve months, none of which funds are committed. As of June 11, 2011, the Company has received proceeds from an ongoing Private Offering of Shares of its Common Stock at $1.00 per share (the "Offering") in the amount of $6,135,000. Of the proceeds of the Offering, approximately $5.9 million has been used for the purchase of oil and gas assets or entities engaged in oil and gas exploration and development. The remaining proceeds of the Offering received by the Company to date will not provide us with significant cash flow in the upcoming fiscal year. The Offering is continuing until the Company reaches its maximum offering of $25,000,000 or August 31, 2011, unless extended by the Company. However, there can be no assurance that the Company will be successful in raising the additional funds necessary on terms satisfactory to the Company. In the event that we are unable to raise such additional funds, we may be forced to reduce or delay our drilling activities and possibly also our ongoing operations.

Lack of Long-Term Revenue History
---------------------------------

Prior to June 2010, Black Rock had no operations. After Black Rock's acquisition of oil and gas properties in Zapata and Duval Counties in Texas, it began to recognize revenue from such properties. Black Rock has a very short history of revenue and profitability stretching over the period of the nine months ended February 28, 2011. The Company, as to its new business, must be regarded as a new venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

Additional Financing Requirements
---------------------------------

If oil and gas reserves are found to exist on a prospect, substantial additional financing will be needed to fund the necessary exploration and development work. Furthermore, if the results of that exploration and development work are successful, substantial additional funds will be necessary for continued development. The Company may not have sufficient proceeds from this offering to conduct such work and, therefore, may be required to obtain the necessary funds either through further debt or equity financing, some form of cost-sharing arrangement with others, or the sale of all or part of the property. There is no assurance that the Company will be successful in obtaining any other financing. In the event that we are unable to raise the additional financing required, we may be forced to reduce our exploration and development activities, which could result in significant impairments to our oil and gas asset base.

Title to Properties
-------------------

The Company may not be the record owner of its interest in its properties and relies instead on contracts with the owner or operator of the property or assignment of leases, pursuant to which, among other things, the Company has the right to have its interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time properties or interests are acquired by us. Prior to commencement of operations on such acreage and prior to the acquisition of properties, a title examination will usually be conducted and significant defects remedied before proceeding with operations or the acquisition of proved properties, as appropriate.


The properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although we are not aware of any material title defects or disputes with respect to our prospective acreage acquisitions, to the extent such defects or disputes exist, we could suffer title failures.

Lack of Diversification
-----------------------

Because of the limited financial resources that the Company has, it is unlikely that the Company will be able to diversify its operations. The Company's inability to diversify its activities will subject the Company to economic fluctuations within the oil and gas business or industry and therefore increase the risks associated with the Company's operations as limited to one industry.

Dependence upon Management; Limited Participation of Management
---------------------------------------------------------------

The Company currently has two individuals who are serving as both Officers and Directors, one of which is on a part-time basis. The Company will be heavily dependent upon their skills, talents and abilities, as well as the attributes of consultants to the company to implement its business plan, and may, from time to time, find that the inability of the Officer and Directors and consultants to devote their full time attention to the business of the Company results in a delay in progress toward implementing its business plan.
(See "Directors and Executive Officers.")

Indemnification of Officers and Directors
-----------------------------------------

The Florida Business Corporation Act provides for the indemnification of its Directors, Officers, employees and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its Directors, Officers, employees or agents, upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company that it will be unable to recoup.

Conflicts of Interest
---------------------

Certain conflicts of interest may exist between the Company and its Officers and Directors. Officers or Directors may bring energy prospects to the Company in which they have an interest. They have other business interests to which they devote their attention, and will be expected to continue to do so. They will also devote management time to the business of the Company. As a result, conflicts of interest or potential conflicts of interest may arise from time to time that can be resolved only through the Officers and Directors exercising such judgment as is consistent with fiduciary duties to their other business interests and to the Company. Alan W. Barksdale, our CEO, is also the Manager of StoneStreet Operating Company, LLC, which has historically operated the majority of our assets. StoneStreet Operating Company, LLC will seek to transfer operations, duties and licenses of all applicable properties to RMR Operating, LLC, a wholly owned subsidiary of the Company, as soon as possible pursuant to the respective operating agreements.

Future Offering May Result in Substantial Dilution to our Current Equity Owners
-------------------------------------------------------------------------------

As we need significant additional financing to implement our strategy going forward, and we are a relatively new and untested Company, we may be unable to raise additional funds at prices and on terms comparable to past offerings. In the future, in order to keep our programs and operations funded we may issue equity and debt securities that may substantially dilute the Company's current shareholders.

No Foreseeable Dividends
------------------------

The Company has not paid dividends on its common stock and does not anticipate paying such dividends in the foreseeable future.

Volatility of Stock Price
-------------------------

There is no history relating to the market price of our stock, which indicates the market price may be highly volatile and the stock is likely to be very thinly traded. Many factors such as those discussed under "Risk Factors" herein may have a significant negative impact upon the market price of the securities, and negative impact on liquidity.

Limited Public Market Exists
----------------------------

There is no assurance given that an expanded public market will develop or that any Stockholder ever will be able to liquidate his/her investment, if at all. The price may be highly volatile. Due to the low price of securities and the fact that it may be quoted only in the "Pink Sheets" or the OTC Bulletin Board ("OTCBB") many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, lending institutions will not permit the use of such securities as collateral for any loans.

Regulation of Penny Stocks
--------------------------

Our securities are subject to a Securities and Exchange Commission Rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "Penny Stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because the securities of the Company may constitute "Penny Stocks" within the meaning of the rules, the rules would apply to the Company and to its securities. The rules may further affect the ability of owners of shares to sell the securities of the Company in any market that might develop for them.

Stockholders should be aware that, according to the Securities and Exchange Commission, the market for Penny Stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level may result in investor losses. The Company's management is aware of the abuses that have occurred historically in the Penny Stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

Rule 144 Sales
--------------

All of the outstanding shares of common stock held by present Officers, Directors and affiliate Stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is not an affiliate and who has held restricted securities in a currently filed SEC 12(g) Registered Company for six months may, under certain conditions, sell shares without restrictions. If the Company has not become an SEC reporting company the holding period is 12 months. An affiliate may sell an amount of shares limited to 1% of the outstanding shares of the Company over a 90 day period after a six month holding period. Non-affiliates have no volume restrictions after a six month holding period. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of Common Stock of present Stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Cautionary and Forward Looking Statements

This document contains forward-looking statements. The presentation of future aspects of Red Mountain Resources found in these statements is subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," or "could" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause RMR actual results to be materially different from any future results expressed or implied by RMR in those statements. Important facts that could prevent RMR from achieving any stated goals include, but are not limited to, the following:

     (a)  volatility of decline of RMR's Stock price;
     (b)  potential fluctuation in quarterly results;
     (c)  failure of the company to earn revenues or profits;
     (d) inadequate capital to continue or expand its business, inability to raise additional capital or financing to implement its business plans;
     (e) failure to acquire production or achieve profitable oil and gas production;
     (f)  rapid and significant changes in oil and gas markets;
     (g)  litigation  with or legal claims and  allegations by outside  parties;
          and
     (h)  insufficient revenues to cover operating costs.

There is no assurance that we will be profitable and we may not be able to successfully or profitably develop energy production. The Company may not be able to attract or retain qualified executives and personnel and government regulation may hinder the company's business, additional dilution in outstanding stock ownership may be incurred due to the issuance of more shares, warrants and stock options, or the exercise of warrants and stock options.

MILESTONES

2nd Quarter 2011      Continuation of Private Placement Offering, Identification
                      and  acquisition  of  prospects,  production  acquisition/
                      Development commencement

3rd Quarter 2011      Expanded development

4th Quarter 2011      Expanded development  and expansion of acquisitions in our core areas

We are conducting a Private Offering of shares of our Common Stock and intend to raise up to $25,000,000. As of June 10, 2011, the Company has sold 6,135,000 shares, raising $6,135,000. On April 29, 2011, Black Rock purchased the Madera assets for approximately $4.8 million. On May 24, 2011, Black Rock issued three promissory notes and as a result received $2,450,000. These promissory notes accrue interest at 10% per annum and are due on the earlier of i) the closing of the merger between Red Mountain and Black Rock; the closing of an additional equity raise in the amount of $2,000,000; or ii) September 30, 2011. As a condition for issuing the Promissory Notes, Red Mountain agreed to issue 600,000 Shares of its Common Stock to the holders of the Promissory Notes. The proceeds from the Promissory Notes were used to purchase the Cross Border shares for approximately $3.2 million. If and when the Offering is completed, funds would be used as follows:

The proceeds of the minimum and maximum proposed offering will provide funds for related acquisitions and property/asset development. Currently the Company intends to use the proceeds as follows:

                                                       MINIMUM         MAXIMUM
                                                     -----------     -----------
Permian Basin Expenditures (Acquisition Only -
Minimum / Drilling Included - Maximum)               $4,500,000      $14,500,000
Cross Border share purchases                                           3,204,246
Gulf Coast Expenditures                              -               $ 1,050,000
Working Capital/Consolidation Expenses                               $ 3,745,754
                                                     -----------     -----------
Proceeds Net of Commissions                          $4,500,000      $22,500,000

We will need substantial additional capital to support our proposed future energy operations. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

Results of Operations
---------------------

Prior to June 2010, Black Rock did not have any operations. In June 2010, Black Rock entered into an agreement to purchase two separate oil and gas fields from the bankruptcy estate of MSB Energy, Inc., effective June 1, 2010. Those fields are located in Zapata and Duval Counties in Texas. In October 2010, Black Rock entered into an agreement with the bankruptcy estate of MSB Energy, Inc. to purchase two additional fields in Zapata County, Texas from MSB Energy, Inc., which was effective on October 2010.

Villareal - Zapata County, Texas
--------------------------------
This field consists of approximately 1,099.78 gross acres (154.01 acres net to the working interest). The purchase price of this property was approximately $3,100,000, and included a prepaid drilling credit from the well operator of approximately $680,000. At acquisition, there were eight producing wells on this property. The Company acquired the approximate 13.942% working interest and

10.46% net revenue interest in seven of the producing wells and remaining leasehold. The Company also acquired approximately 15.65% working interest and 11.74% net revenue interest in one producing well. During the period ended February 28, 2011 the Company elected to participate in all of the drilling operations commenced by the operator of the property, ConocoPhillips. Those drilling operations included capital expenditures on three wells plus drilling two new wells. Total development costs incurred by the Company during the period ended February 28, 2011, which includes usage of the prepaid drilling costs acquired for these wells, were approximately $1,414,000.

Frost Bank - Duval County, Texas
--------------------------------
This field consists of approximately 998.3 gross acres (319 acres net to the working interest). The purchase price of this property was approximately $200,000. At acquisition there were five producing wells. The Company acquired an approximate 31.968% working and 23.976% net revenue interest in the well production. No drilling activity occurred during the period ended February 28, 2011.

Resendez and LaDuquesa - Zapata County, Texas
---------------------------------------------
These fields consist of approximately 2,496 gross acres (914 acres net to the working interests). The purchase price of this property was approximately $36,000. At acquisition there were two producing and two shut in wells. The Company acquired an approximate 23.125% and 50.007% working interest in Resendez and LaDuquesa, respectively, and 17.34% and 37.56% net revenue interest in the well production for Resendez and LaDuquesa, respectively. No drilling activity occurred during the period ended February 28, 2011.

In June 2010 Black Rock, entered into a secured line of credit with a bank with a maximum draw amount of approximately $3,475,000. The Company borrowed approximately $3,400,000 to fund the purchase price of the Villareal property plus make its first capital call on the property. The Company borrowed an additional $351,000 in November 2010 to fund additional capital calls.

In June 2010, Black Rock borrowed approximately $200,000 from a bank in the form of a secured one year note payable to fund the purchase of the Frost Bank Property.

The historical financial statements included in this Form 8K are for:

o "Black Rock Capital, LLC" as of February 28, 2011 and for the nine-months ended; and,
o "Properties Acquired From MSB Energy, Inc. on June 1, 2010 and October 1, 2010" as of May 31, 2010 and for the year then ended.

Since Red Mountain Resources, Inc. was a publicly traded shell company and Black Rock Capital LLC was an operating company - this merger transaction is treated as a recapitalization of Black Rock Capital LLC and the historical financial statements of Black Rock Capital LLC supercede and become those of Red Mountain Resources, Inc. Since the financial statements for Black Rock Capital LLC for the full year ended May 31, 2011 were not available at the time this Form 8-K was filed. The Company will be filing an amended Form 8-K within 90 days of this filing to provide the full-year financial statements as of and for the year ended May 31, 2011.

Black Rock Capital LLC did not have any operations prior to June 2010. However, it acquired all of its oil and gas working and net revenue interests from MSB Energy, Inc. (a Debtor-In-Possession in Chapter 11 Bankruptcy) on June 1, 2010 and October 1, 2010 (the "Properties").

In order to meet the predecessor business reporting requirements of the SEC financial statements needed to be provided for the Properties for the year preceding the June 1, 2010 acquisition by Black Rock Capital LLC. These acquired Properties only represented a portion of MSB Energy, Inc. (a

Debtor-In-Possession in Chapter 11 Bankruptcy) oil and gas working and net revenue interests.

The financial statements of the Properties have been prepared in accordance with U.S. GAAP on a "carve-out" basis of certain historical financial information related to the Properties from the books and records of the MSB Energy, Inc. (a Debtor-In-Possession in Chapter 11 Bankruptcy). These carve-out procedures require that historical results of operations, assets and liabilities attributable to the Properties, in addition to revenues and expenses related to, or incurred on behalf of the Properties, be included or allocated to the Properties as if they were a stand-alone entity.

The accompanying financial statements of the Properties may not be indicative of future performance and may not reflect what the results of operations, financial position and cash flows would have been had the Properties operated as a separate entity during all of the periods presented. These statements are not comparable to the Black Rock Capital LLC so no comparisons have been provided. The discussion below relates to Black Rock Capital LLC.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED FEBRUARY 28, 2011 FOR BLACK ROCK CAPITAL, INC.

During the nine months ended February 28, 2011, Black Rock recognized revenues of $2,852,922 from oil and gas sales from its oil and gas producing properties in Duval and Zapata Counties in Texas. During the nine months ended February 28, 2011, Black Rock recorded oil and gas sales on 679,970 MCFE (99% Gas; 20:1 Conversion Rate) at an average price of $4.20 MCF.

Black Rock  incurred  operational  expenses in  connection  with its oil and gas activities of $1,531,627, during the nine months ended February 28, 2011. Production taxes, for the period were $175,747 and leasehold operating expenses were $107,681. During the nine months ended February 28, 2011, we recorded depletion expense of $855,795 in connection with the properties. Other operational expenses connected to Black Rock's oil and gas activities included gas transportation and marketing charges of $177,398 and general and administrative expenses of $215,006.

As a result, during the nine months ended February 28, 2011, the Black Rock realized operating income of $1,321,295.

During the nine months ended February 28, 2011, Black Rock realized net income of $1,174,112.

Liquidity and Capital Resources
-------------------------------

At February 28, 2011, Black Rock had total current assets of $617,387, consisting of $38,839 in cash, $545,037 in trade accounts receivable and a $33,511 related party accounts receivable. At February 28, 2011, Black Rock had total current liabilities of $2,993,469, consisting of $139,309 in accounts payable, $10,475 in accounts payable related parties, $215,000 in accrued professional fees, a $2,589,717 line of credit and a $38,968 note payable to the bank. As a result, at February 28, 2011, Black Rock had a working capital deficit of $2,376,082.

During the nine months ended February 28, 2011, Black Rock received $1,186,043 from its operational activities. Net income of $1,174,112 was adjusted of non-cash items of $855,795 in depletion expenses, a $6,697 non-interest expenses related to asset retirement obligations and a non-cash direct repayment of the line of credit and note payable from proceeds of oil and gas sales of $556,563.

During the nine months ended February 28, 2011, Black Rock used in excess of $4,000,000 to acquire and further develop oil and gas working interests and used $1,086,217 in its financing activities. The statement of cash flows only reflects $61,120 in used in investing activities since the majority of funds for the oil and gas working interests were advanced directly from Black Rock's lender (see below) to MSB Energy, Inc for the purchase price of the assets

In the period following February 28, 2011 through the date of the merger, Black Rock invested approximately $4.74 million to acquire the Madera assets, located in Lea County, New Mexico, from Shackelford Oil Company and invested approximately $3.2 million to acquire a 13.3% interest in Cross Border Resources, which trades on the OTCBB under the ticker XBOR. Black Rock was advanced $4.9 million from Red Mountain Resources to complete the acquisition from Shackelford Oil Company and raised $2.45 million through the issuance of three promissory notes in order to complete the transaction with Cross Border Resources.

In June 2010, Black Rock entered into a 3 year line of credit with First State Bank of Lonoke, Arkansas ("FSB"). The line has a maximum draw amount of approximately $3,475,000, and is secured by a first security lien against the Villareal property located in Zapata County, Texas. The line bears interest at the bank's reference rate plus 275 basis points, which as of February 28, 2011 was 6.039% in total. The line is payable on demand, however if no demand is made, principal payments of $1 million and $1.1 million are required after the first and second years, respectively, and the loan is due in full at maturity. In addition to a security interest in the Villareal Property, the principal member of Black Rock and another individual who is a related party, have personally guaranteed the line of credit. In addition, the related party has also provided a mortgage in favor of FSB on certain property owned by the related party as additional collateral. In June 2010, Black Rock borrowed approximately $3,400,000 to fund the purchase price of the Villareal property plus make its first capital call on the property. Black Rock borrowed an additional $351,000 in November 2010 to fund additional capital calls.

In June 2010, Black Rock borrowed approximately $200,000 from FSB in the form of a one year note payable to fund the purchase of the Frost Bank Property. The note is secured by a first security lien against the Frost Bank property. The note bears interest at 6% per annum. In addition to a security interest in the Frost Bank Property, the principal member of Black Rock and another individual who is a related party have personally guaranteed the note. In addition, the related party has also provided a mortgage in favor of FSB on certain property owned by the related party as additional collateral.

In connection with the above loans Black Rock needed to obtain the permission of The First State Bank of Lonoke, who holds mortgages on substantially all the Black Rock oil and gas interest in order to consummate the merger transaction.

The First State Bank of Lonoke required Red Mountain Resources, Inc. and Black Rock to purchase a loan that The First State Bank of Lonoke had due from BAMCO, Inc., another entity that Red Mountain Resources, Inc. has issued a letter of intent to purchase. The amount of the loan is approximately $2,700,000 as described in Item 1.01 at the beginning of this document.

Working Capital Needs

On a short-term basis, Black Rock has generated revenues which have been sufficient for funding its current operations. Black Rock's current revenues may not be sufficient to fund its continued and future operational and exploration activities.

The working capital needs of the Company consist primarily of consulting, fees, salaries, development and acquisition of oil and gas prospects and administration activities and are estimated to exceed approximately $5,000,000 in the next twelve months, none of which funds are committed. As of June 11, 2011, the Company has conducted an ongoing Private Placement of Shares of its Common Stock for the purchase price of $1.00 per share. To date, the Company has received $6,135,000 in proceeds. The Offering will continue until the Company has received a total of $25,000,000 in subscriptions or August 31, 2011, unless extended by the Company.

Additional Financing Requirements

If additional oil and gas reserves are found to exist, substantial additional financing will be needed to fund the necessary exploration and development work. Furthermore, if the results of that exploration and development work are successful, substantial additional funds will be necessary for continued development. The Company may not have sufficient proceeds from this offering to conduct such work and, therefore, may be required to obtain the necessary funds either through further debt or equity financing, some form of cost-sharing arrangement with others, or the sale of all or part of the property. There is no assurance that the Company will be successful in obtaining any other financing. These various financing alternatives may dilute the interest of the Company's Stockholders and/or reduce the Company's interest in the properties.

Off-Balance Sheet Arrangements

The Company does not have material off-balance sheet arrangements nor do they have any unconsolidated subsidiaries.

Critical Accounting Policies and Estimates
------------------------------------------

Use of Estimates

The preparation of the Company's financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that the following material estimates affecting the financial statements could significantly change in the coming year.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, estimates of future development, dismantlement and abandonment costs and to estimates relating to certain oil and natural gas revenues and expenses. Certain of these estimates require assumptions regarding future commodity prices, future costs and expenses and future production rates. Actual results could differ from those estimates.

Estimates of oil and natural gas reserves and their values, future production rates and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company's control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploitation and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

The Company's revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile, and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company's financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

Oil and Gas Properties

The Company accounts for oil and gas properties and interests under the full cost method. Under the full cost method, all acquisition, exploration and development costs, including certain directly related employee costs incurred for the purpose of finding oil and gas, are capitalized and accumulated in pools on a country-by-country basis. Since the Company only operates in the United States we only have one pool. Capitalized costs include the cost of drilling and equipping productive wells, including the estimated costs of dismantling and abandoning these assets, dry hole costs, lease acquisition costs, seismic and other geological and geophysical costs, delay rentals and costs related to such activities. Employee costs associated with production and other operating activities and general corporate activities are expensed in the period incurred.

Where proved reserves are established, capitalized costs are limited using the ceiling test. The ceiling test is calculated as the sum of the present value of future net cash flows related to estimated production of proved reserves, using an average of the price received on the first day of each month during the current period, discounted at 10%, and takes into account expected future costs to develop proved reserves, and operating expenses and income taxes (see Income Taxes below). Under the ceiling test, if the capitalized cost of the full cost pool exceeds the ceiling limitation, the excess is charged as an impairment expense. The Company performed an impairment test as of the acquisition date of each property and as of February 28, 2011 and found no impairment was necessary.

Unit-of-production depletion is applied to capitalized costs of the full cost pool. Unit-of-production rates are based on the amount of proved reserves of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods.

The Company utilizes a single cost center for depletion as we only have operations in the United States. Any conveyances of properties are treated as adjustments to the cost of oil and gas properties, with no gain or loss recognized unless the operations are suspended in the entire cost center or the conveyance is significant in nature.

The costs of investments in unproved properties and portions of costs associated with major development projects are excluded from the depreciation, depletion and amortization calculation until the project is evaluated.

Unproved property costs include leasehold costs, seismic costs and other costs incurred during the exploration phase. In areas where proved reserves are established, significant unproved properties are evaluated periodically, but not less than annually, for impairment. If a reduction in value has occurred, these property costs are considered impaired and are transferred to the related full cost pool. Unproved properties whose acquisition costs are not individually significant are aggregated, and the portion of such costs estimated to be ultimately nonproductive, based on experience, is amortized to the full cost pool over an average holding period.

Revenue Recognition

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and payment is reasonably assured.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
--------------------------------------------------------------------------------

On May 24, 2011, the Board of Directors approved the assumption of the loan of approximately $2,800,000 to Black Rock from the First State Bank of Lonoke conditioned upon the Black Rock Closing. The First State Bank of Lonoke holds an approximately $2,800,000 Promissory Note, which is due from Bamco Gas, LLC, the
Note is considered to be in default. A new Note in the amount of approximately $2,800,000 will be issued to Red Mountain on behalf of Black Rock Gas, LLC. As part of such Note, Red Mountain agreed to guaranty the Note. Such guaranty includes collateral of 2,000,000 shares of Red Mountain which are part of the issuance to the Black Rock Gas, LLC equity holders.

In connection with the above loans Black Rock needed to obtain the permission of The First State Bank of Lonoke, who holds mortgages on substantially all the Black Rock oil and gas interest in order to consummate the merger transaction.


                    SECTION 3 - SECURITIES AND TRADING MARKET

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
--------------------------------------------------

On June 22, 2011, the Company issued 27,000,000 shares of common stock to the equity holders of Black Rock under the Black Rock Capital acquisition, which shares are exempt from registration under Section 4(6) of the Securities Act of 1933 as amended (the "1933 Act").

During the period of May 1, 2011 through June 11, 2011, the Company sold 6,135,000 shares of its restricted common stock for $6,135,000 ($1.00 per share), as part of a private placement initiated by the Company.

The Company intends to raise $25,000,000 through a private placement of its common stock. At June 11, 2011, the Company had sold a total of 6,135,000 Shares of its Common Stock realizing proceeds of $6,135,000.

The Company has issued 600,000 Shares of its Common Stock to the holders of three Black Rock promissory notes totaling $2,450,000 as more fully described in
Section 1.

Exemption from Registration Claimed

All of the above sales by the Company of its unregistered securities were made by the Company in reliance upon Rule 506 of Regulation D of the Securities Act of 1933 as amended. All of the individuals and/or entities that purchased the unregistered securities were primarily either existing shareholders or individuals or entities known to the Company and its management, through pre-existing business relationships, or as long standing business associates. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.
-------------------------------------------

As a result of the Black Rock Closing, discussed in Item 2.01, there was a resulting change in the ownership structure of the Company. As a result of the transaction, Ms. Lamson, a former director and officer of the Company, has returned 225,000,000 shares of common stock to the Company for cancellation. Such shares represented approximately 86.10% of the issued and outstanding stock of the Company prior to the Closing.

As part of the Closing, The StoneStreet Group, Inc., of which Alan Barksdale is the President and sole shareholder, received 18,000,000 shares of the Company's Common Stock in exchange for its equity ownership. As a result, he controls approximately 28.15% of the common stock of the Company.

The following table sets forth information with respect to the beneficial ownership of the Company's outstanding common stock by:

     o each person who is known by the Company to be the beneficial owner of five percent (5%) or more of Red Mountain Resources' common stock;

     o the Company's chief executive officer, its other executive officers, and each director as identified in the "Management -- Executive Compensation" section; and

     o    all of the Company's directors and executive officers as a group.


                                   Number of Shares                                                 Percent of Class
                                      Held Before      Percent of Class   Number of Shares Held     After Black Rock
                                      Black Rock       Before Black Rock     After Black Rock         Acquisition
        Name of Holder(1)             Acquisition         Acquisition          Acquisition                (2)
---------------------------------- ------------------ -------------------- ----------------------- -------------------
Lisa Lamson
279 Aberdeen Lane
El Dorado Hills, CA 97762             225,000,000           86.10%                       0                -0-%

BMR Advisors, LLC (3)                           0            -0-%                3,000,000                4.69%

Wiltom Investors, LLC (3)                       0            -0-%                6,000,000                9.38%

Kenneth J. Koock,                          50,000            0.02%                  50,000               <0.08%

V. Raymond Harlow, Director                50,000            0.02%                  50,000               <0.08%

Lynden B. Rose, Director &                 50,000            0.02%                  50,000               <0.08%

Alan Barksdale CEO &                            0            -0-%               18,000,000               28.15%
Director(4)(5)
                                   ------------------ -------------------- ----------------------- -------------------
All Officers and Directors as a
group (4 individuals)                     150,000           <0.06%              18,050,000               28.23%
                                   ------------------ -------------------- ----------------------- -------------------

(1) Unless noted otherwise, the address for the above individuals is 2515 McKinney Ave., Suite 900, Dallas, TX 75201. Based on 261,335,000 shares of common stock issued and outstanding on June 10, 2011.

(2) Based on 63,935,000,000 shares of common stock issued and outstanding, accounting for the return of 225,000,000 shares of common stock by Ms. Lamson, the issuance of 27,000,000 shares of common stock for 100% of the assets of Black Rock and the issuance of 600,000 common shares to the holders of the three Black Rock promissory notes.

(3) Each of these holders has agreed to pledge 1,000,000 shares as security in connection with the Loan held by the First State Bank of Lonoke.

(4) Alan Barksdale, the Company's Director and Chief Executive Officer is the sole shareholder of The StoneStreet Group, Inc the shareholder of record.

(5) These shares are subject to a Lockup Agreement. Such shares are to be released as follows: 3,000,000 shares on June 21, 2012 and 15,000,000 shares on December 21, 2012.


Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that the Company believes have a reasonable likelihood of being "in the money" within the next sixty days.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

          Name              Age                    Position
------------------------- -------- ---------------------------------------------

     Alan Barksdale         33       President, Chief Executive Officer, and
                                        Interim Acting Chief Financial Officer,
                                        and Director

    Kenneth J. Koock        66        Former President, Former Chief Executive
                                        Officer and Former Interim Acting Chief
                                        Financial Officer

KENNETH J. KOOCK, FORMER PRESIDENT, FORMER CHIEF EXECUTIVE OFFICER, AND FORMER INTERIM ACTING CHIEF FINANCIAL OFFICER, AND FORMER DIRECTOR SINCE MARCH 2011.

Mr. Koock has served as the Chief Executive Officer of Sydys Corporation since May 2006. Mr. Koock has served on the Board of Directors of Latitude Solutions, Inc. from March 2010 through the present.. In March 2003, he founded Kenneth J. Koock & Assoc., a financial consulting firm which assists public and private companies on business and financial matters. He also served as Vice Chairman of M.H. Meyerson, an investment banking firm until 2003. During his nearly 30-year investment banking and corporate finance career, Mr. Koock has developed a broad range of experience in capitalizing public and private companies through various stages of fund raising. Mr. Koock currently serves as the Chairman of the Board of Directors of Angstrom Technologies, Inc., a technology company specializing in security. Mr. Koock has been a member of the New York Bar Association since 1966, was a member of the Security Traders Association of New York from 1977 to 2003, and held Series 7, 55 and 63 licenses. Mr. Koock earned a Bachelor of Arts Degree from Duke University and a Juris Doctor degree from St. Johns Law School.

ALAN BARKSDALE, PRESIDENT, CHIEF FINANCIAL OFFICER, INTERIM ACTING CHIEF FINANCIAL OFFICER, AND DIRECTOR

Mr. Barksdale has been the owner and president of The StoneStreet Group, Inc. ("SSG") since 2008. Mr. Barksdale formed SSG to provide advisory and management services and pursue merchant banking activities. At SSG, Mr. Barksdale oversees the firm's capital investments, manages its subsidiaries and serves as the senior advisor to SSG's clients. Through its wholly owned subsidiaries, SSG owns and operates upstream and midstream oil and gas assets, a portfolio of real assets and various investments in oilfield service companies.

Mr. Barksdale has extensive experience in transaction execution and capital markets. In 2002 Mr. Barksdale started his investment banking career at a regional investment bank. Mr. Barksdale's job entailed providing investment banking and financial advisory services to corporations (for profit and non-profit) and state and local governments. Mr. Barksdale was a Director in the Capital Markets Group and served as senior banker for approximately 115 transactions.

Mr. Barksdale graduated from the University of Arkansas at Little Rock in 2001 where he received a Bachelor of Business Administration with an emphasis in Finance. He is registered with FINRA, MSRB, PSA and various state securities departments throughout the US. Mr. Barksdale also holds a Series 7 and Series 63 licenses.

                               BOARD OF DIRECTORS

          Name                       Age                    Position
---------------------------  --------------------  -----------------------------
      V. Ray Harlow                  58                   Former Director
    Kenneth J. Koock                 66                   Former Director
     Lynden B. Rose                  50                      Director
     Alan Barksdale                  33                      Director

V. RAY HARLOW, DIRECTOR FROM FEBRUARY 2, 2011 THROUGH JUNE 2011

Mr. Harlow has served as the Chief Executive Officer and Managing Member since 2007 of Palm Acquisition Partners, LLC, a Fort Lauderdale-based company which is in the business of acquiring underperforming stripper oil operations. Mr. Harlow also serves as the Chief Executive Officer of Latitude Energy Services, LLC from February 2011. Mr. Harlow served as the Chief Executive Officer and as a Director of Maverick Oil and Gas, Inc. from March 2005 until August 2006. From August 2003 until March 2005, Mr. Harlow was Chief Executive Officer and

Managing Member of Hurricane Energy, LLC. From August 1987 until October 1997, he was with Sun Company, Inc. ("Sunoco"), where he served as Chairman and Managing Director of Sun International Oil Company from 1991 to 1997. Prior to his tenure at Sunoco, Mr. Harlow held executive management positions with Arco, Amoco and Transcontinental Oil. Mr. Harlow received a Bachelor of Science Degree in Geology and Chemistry from Abilene Christian University.

KENNETH J. KOOCK, DIRECTOR FROM FEBRUARY 2, 2011 THROUGH JUNE 2011

Mr. Koock has served as the Chief Executive Officer of Sydys Corporation since May 2006. Mr. Koock serves on the Board of Directors Latitude Solutions, Inc. since March 2010. In March 2003, he founded Kenneth J. Koock & Assoc., a financial consulting firm which assists public and private companies on business and financial matters. He also served as Vice Chairman of M.H. Meyerson, an investment banking firm until 2003. During his nearly 30-year investment banking and corporate finance career, Mr. Koock has developed a broad range of experience in capitalizing public and private companies through various stages of fund raising. Mr. Koock currently serves as the Chairman of the Board of Directors of Angstrom Technologies, Inc., a technology company specializing in security. Mr. Koock has been a member of the New York Bar Association since 1966, was a member of the Security Traders Association of New York from 1977 to 2003, and held Series 7, 55 and 63 licenses. Mr. Koock earned a Bachelor of Arts Degree from Duke University and a Juris Doctor degree from St. Johns Law School.

LYNDEN B. ROSE, DIRECTOR SINCE FEBRUARY 2, 2011

Mr. Rose is a partner in the law firm of Stanley, Frank & Rose, LLP in Houston. Since 1992, he also has served as counsel to the West Palm Beach law firm The Rose Law Firm. From 2004 until 2007, Mr. Rose was a partner in the law firm of Lynden B. Rose, P.C. and from 2002 until 2004, Mr. Rose was a sole practitioner in the law firm of Lynden B. Rose, Attorney at Law, in Houston. From 1992 until 2000, he was a Partner in the law firm of Wilson Rose & Associates. Since 2003, Mr. Rose also served as President of LM Rose Consulting Group, and since 1991, he has served as President of Rose Sports Management, Inc. Mr. Rose is a member of the Oil, Gas and Energy Resources Law Section of the State Bar of Texas. From 1982 until 1984, he was a professional basketball player drafted by the Los Angeles Lakers and played with the Las Vegas Silvers and in Europe. Mr. Rose graduated from the University of Houston and received his Juris Doctorate from the University of Houston.

Conflicts of Interest - General
-------------------------------

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporate opportunity, involved in participation with such other business entities. While each officer and director of our business is engaged in business activities outside of our business, the Company may suffer from lack of full time attention to the business of the Company.

Conflicts of Interest - Corporate Opportunities
-----------------------------------------------

Presently, no requirement contained in our Articles of Incorporation, Bylaws which require officers and directors of our Company to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

The following table sets forth certain information concerning compensation of the President and our most highly compensated executive officers for the fiscal year ended January 31, 2011 the ("Named Executive Officers"):

SUMMARY EXECUTIVES COMPENSATION TABLE
-------------------------------------

The following table sets forth certain information regarding the ownership of our common stock prior to the Black Rock merger.

This table is for the fiscal years ended January 31, 2011 and 2010.


                                                                                         Non-qualified
                                                                        Non-equity       deferred
                                                  Stock      Option     incentive plan   compensation     All other
                              Salary    Bonus     awards     awards     compensation     earnings         compensation   Total
Name & Position      Year     ($)       ($)       ($)        ($)        ($)              ($)              ($)            ($)
-------------------- -------- --------- --------- ---------- ---------- ---------------- ---------------- -------------- ----------
Lisa Lamson,
former President,    2010     $0        0         0          0          0                0                0              $0
CEO, Secretary/
Treasurer            2011     $0        0         0          0          0                0                0              $0

On February 2, 2011, Ms. Lamson resigned as an officer and director of the Company. The table below shows the compensation of the Company's officers during the three months ended April 30, 2011.


                                                                         Non-equity     Non-qualified
                                                                         incentive      deferred
                                                   Stock        Option   plan           compensation      All other
Name & Position                Salary     Bonus    awards       awards   compensation   earnings          compensation   Total
                     Year      ($)        ($)      ($)          ($)      ($)            ($)               ($)            ($)
-------------------- --------- ---------- -------- ------------ -------- -------------- ----------------- -------------- ----------
Kenneth J. Koock,    Three     $0         0        $4,000       0        0              0                 0              $4,000
Former President     Months
CEO, & Interim       Ended
Acting CFO (1)       April
                     30, 2011

Lynden B. Rose       Three     $0         0        $4,000       0        0              0                 0              $4,000
Corporate            Months
Secretary (2)        Ended
                     April
                     30, 2011

Paul Vassilakos,     Three     $0         0        $4,000       0        0              0                 0              $4,000
former President,    Months
CEO, Interim         Ended
Acting CFO (3)       April
                     30, 2011

Alan Barksdale,      Three     $0         0        0            0        0              0                 0              0
President and        Months
CEO(4)               Ended
                     April
                     30, 2011

(1) Mr. Koock was appointed a director of the Company on February 2, 2011 and as an officer of the Company on March 15, 2011. Mr. Koock resigned as an officer and director of the Company on June 22, 2011 In February 2011, he was issued 50,000 shares of restricted common stock for his services as a director. The shares are valued at $0.08 per share based on the market value of the common stock at the time of issuance.

(2) Mr. Lynden B. Rose was appointed a director of the Company on February 2, 2011 and as Corporate Secretary on March 31, 2011.

(3) Mr. Vassilakos resigned as an officer and director on March 15, 2011. In February 2011, he was issued 50,000 shares of

(4) Mr. Barksdale was appointed as an officer and director on June 22, 2011. Does not include 18,000,000 shares issued to Alan

At this time, only Alan Barksdale has an employment agreement with the Company. Under the Agreement, Mr. Barksdale will serve as Chief Executive Officer, Secretary, and Interim Chief Financial Officer of Red Mountain. He will also serve as Manager of RMR Operating, LLC, a wholly owned subsidiary of the Red Mountain. Further, he will serve as President of Black Rock Capital, Inc., a wholly owned subsidiary the Red Mountain subject to the supervision of the Board of Directors of Red Mountain. Under the Agreement, Mr. Barksdale will receive a base salary of $25,000 per month. The Agreement terminates on December 31, 2011.

Director Compensation
---------------------

During the fiscal year ended January 31, 2011 and the period of January 19, 2010 (inception) through January 31, 2010, Ms. Lamson our sole officer and director, did not receive any compensation for her services as a director during that time. Ms. Lamson resigned as an officer and director on February 2, 2011.

The following table sets forth certain information concerning compensation paid to our directors for services as directors during the period of February 1, 2011 through June 10, 2011, including any compensation for services as officers reported in the "Summary Executives Compensation Table."

                                                                             Non-qualified
                        Fees                                Non-equity       deferred
                        earned                              incentive plan   compensation     All other
Name            Year    or paid    Stock awards  Option     compensation     earnings         compensation     Total
                (1)     in cash    ($)           awards     ($)              ($)              ($)              ($)
                        ($)                      ($)
------------    ----    -------    ------------  ------     --------------   -------------    ------------     ------

Kenneth J.      2011    $-0-       $4,000 (2)    $-0-       $-0-             $-0-             $-0-             $4,000
Koock(3)

V. Ray          2011    $-0-       $4,000 (2)    $-0-       $-0-             $-0-             $-0-             $4,000
Harlow

Lynden B.       2011    $-0-       $4,000 (2)    $-0-       $-0-             $-0-             $-0-             $4,000
Rose

Alan
Barksdale       2011    $-0-       $-0-          $-0-       $-0-             $-0-             $-0-(4)          $4,000

(1)  All directors were appointed on February 2, 2011.
(2) The Board authorized the issuance of 50,000 shares of the Company's Common Stock to each director in consideration of their services in 2011. Such shares were valued at $0.08 per share based on the market value of the common stock at the time of issuance.
(3)  Resigned as a director on June 22, 2011.
(4) Mr. Barksdale was appointed as an officer and director on June 22, 2011. Does not include 18,000,000 shares issued to Alan Barksdale in exchange for his ownership in Black Rock.

The term of office for each Director is one (1) year, or until his/her successor is elected at the Company's annual meeting and qualified. The term of office for each Officer of the Company is at the pleasure of the Board of Directors.

The Board of Directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the Board of Directors was neither independently made nor negotiated at arm's length.

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests. Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest. To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests. Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us. Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

Certain Transactions

On June 22, 2011, as part of the acquisition of Black Rock, The StoneStreet Group, Inc. of which Mr. Alan Barksdale, the Chief Executive Officer and a director of the Company is the sole shareholder, was issued 18,000,000 shares of the Company's restricted common stock. On June 22, 2011, Mr. Barksdale and The StoneStreet Group, Inc. entered into a Lockup Agreement with the Company regarding the availability of the shares for sale. Per the Lockup Agreement, 3,000,000 shares will be released on June 21, 2012 and the remaining 15,000,000 on December 21, 2012.

ITEM 5.03 AMENDMENTS TO ARTICLES OF  INCORPORATION  OR BYLAWS;  CHANGE IN FISCAL
YEAR
--------------------------------------------------------------------------------

As a result of the Black Rock merger, the Company has changed its fiscal year end to May 31.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS
----------------------------------------

The Company is no longer a shell company due to the completion of the Black Rock Capital, Inc. acquisition, as of June 22, 2011, by issuance of 27,000,000 common shares. Black Rock holds oil and gas properties and has recognized revenue from such properties. The Company has an outstanding Registration Statement, No. 333-164968, registering its common shares with the SEC. The Company intends to file a post-effective amendment to such registration statement, updating it for these recent activities.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Securities Act Industry Guides

Guide 2. Disclosure of oil and gas operations

Subsequent to the date of the audit report, Black Rock obtained an updated reserve report as of February 28, 2011 which incorporated the following changes in assumptions: o Additional proved undeveloped and behind pipe reserves for both the Duval County and Zapata County fields

The tables below reflect the new economics from the updated reserve report and therefore do not agree with the unaudited information included in footnote 9 of the Black Rock LLC financial statements as of and for the nine months ended February 28, 2011.

The  following  table  summarizes   reserves,   ownership  interests  and  daily
production of our properties as of February 28, 2011, which do not include the Madera assets:


                             Proved         Proved                                          Daily           Daily
                            Reserves      Developed       PV - 10       Net Revenue      Production      Production
         Field              (MMCFE)      Producing %       ($000)        Interest      (MCFE) - Gross   (MCFE) - Net
------------------------- ------------- --------------- ------------- ---------------- ---------------- --------------
Duval Cty, TX                1,426.847      10.54%         $1,618.73      23.98%             384.95           92.31
Zapata Cty, TX               4,122.675      61.48%         $7,994.55      10.46%          22,929.54        2,398.43


                          ------------- --------------- ------------- ---------------- ---------------- --------------
                   TOTAL     5,549.522      45.68%         $9,613.28      18.59%          23,314.49        2,490.74


The following table summarizes acreage holdings and well counts as on February 28, 2011, which do not include the Madera assets:

                          Developed Acres        Undeveloped Acres           Total Acres            Producing Well Count
        Field            Gross        Net       Gross         Net         Gross        Net         Gross           Net
---------------------- ----------- ---------- ----------- ------------ ------------ ----------- ------------- ---------------

Duval Cty, TX              998.30     319.14           0            0        998.30      319.14             5             1.6
Zapata Cty, TX           1,739.78     388.26    1,856.40       679.46      3,596.2     1,067.25            13             1.8

                       ----------- ---------- ----------- ------------ ------------ ----------- ------------- ---------------
                TOTAL    2,738.08     707.4     1,856.40       679.46      4,594.5     1,386.39            18             3.4


The  following  table  summarizes   reserves,   ownership  interests  and  daily
production of the assets known as the Madera assets located in New Mexico which were acquired by Black Rock in May 2011:

                    Proved         Proved                  P2 (P50)     P2 Reserves                      Daily           Daily
                   Reserves      Developed     PV - 10     Reserves     PV-10          Net Revenue    Production      Production
         County     (BOE)       Producing %     ($000)      (BOE)       ($000)          Interest     (BOE) - Gross    (BOE) - Net
---------------- ------------- ------------- ------------- ----------- ------------- --------------  -------------   ------------

Lea Cty, NM         1,044,450        3.21%      $22,390.5   2,320,900     $41,216.0         44.91%           8.15           5.14



                           Developed Acres       Undeveloped Acres           Total Acres           Producing Well Count
        County             Gross       Net       Gross         Net         Gross        Net         Gross           Net
------------------------ ---------- ---------- ----------- ------------ ------------ ----------- ------------- ---------------
Lea Cty, NM                1925.6    1153.12        0            0         1925.6      1153.12        3.00           1.35


Production

The following table summarizes average volumes and realized prices of oil sold from our properties and our production costs per MCF of gas, which do not include the Madera assets.

                                                       For the Nine Months Ended
                                                           February 28, 2011
                                                       -------------------------
Net gas sales (MCF)                                             679.970
Average realized gas sales price per MCF                         $4.20
Production costs per MCF:
   Production taxes                                              $0.26
   Lease operating expenses                                      $0.16


                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

(a)      Financial Statements.

          Unaudited Pro Forma Condensed Consolidated Balance Sheet, February 28, 2011

          Black  Rock  Capital,   LLC,  Financial   Statements  and  Independent
          Auditors' Report for February 28, 2011

          Properties Acquired from MSB Energy, Inc. on June 1, 2010 and October 1, 2011, May 31, 2010 Financial Statements

(b) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit
Number          Description
--------       -----------------------------------------------------------------
3(i).1         Articles of Organization of Black Rock Capital, LLC

3.2            Articles of Conversion from LLC to Inc.*

3(i).3         Articles of Incorporation of Black Rock Capital, Inc.*

3(ii).1        Bylaws of Black Rock Capital, Inc.*

10.1           Acquisition and Share Purchase Agreement**

10.2           Plan of Reorganization and Share Exchange Agreement**

10.4 Amendment to Plan of Reorganization and Share Exchange Agreement Dated June 17, 2011 By and Between Red Mountain Resources, Inc. and Black Rock Capital, LLC and Black Rock Capital Shareholders***

10.5           Amendment  #3  to  Plan  of  Reorganization  and  Share  Exchange
               Agreement  Dated  June  17,  2011  By and  Between  Red  Mountain
               Resources, Inc. and Black Rock Capital, LLC and Black Rock Capital Shareholders***

10.6           Securities Purchase Agreement for Cross Border Resources, Inc.

10.7           Bank of Lonoke Note*

10.8           Employment Agreement

10.9           Lockup Agreement
----------
* To be filed by amendment.
** Previously filed on Form 8-K on March 31, 2011
***  Previously filed on Form 8-K on June 23, 2011

                  RED MOUNTAIN RESOURCES, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following unaudited pro forma condensed consolidated balance sheet is based on the historical balance sheets of Red Mountain Resources, Inc. ("Red Mountain Resources") and Black Rock Capital, LLC ("Black Rock") as of April 30, 2011 and February 28, 2011, respectively.

The following unaudited pro forma condensed earning per share is based on the historical statement of income of Black Rock Capital, LLC ("Black Rock") for the nine-months ending February 28, 2011 as if the transactions below had taken place as of the beginning of the period and with the equity structure of Red Mountain Resources, Inc.

On March 22, 2011, Red Mountain Resources and Black Rock entered into a tentative agreement to whereby all of the issued and outstanding common stock of Black Rock would be exchanged for 27,000,000 shares of common stock of Red Mountain Resources. Prior to the completion of the transaction Black Rock converted from a limited liability company to a corporation.

The two entities merged on June 22, 2011, with Red Mountain Resources being the legal acquirer. However, since Red Mountain Resources was a public company, which had nominal activity, the merger has been treated as a recapitalization of Black Rock and an acquisition of the assets and liabilities of Red Mountain Resources by Black Rock. Though Red Mountain Resources was the legal acquirer in the merger, Black Rock was the accounting acquirer since its shareholders ended up with control of Red Mountain Resources. Therefore at the date of the merger the historical financial statements of Black Rock became those of Red Mountain Resources. Since the historical financial statements of Black Rock supersede any prior financial statements of Red Mountain Resources and are presented elsewhere in this Form 8K there is no specific pro forma statement of operations presented, only a pro forma earning per share for Black Rock based on the new capital structure.

As of the merger, Red Mountain Resources has an authorized capitalization consisting of 500,000,000 shares of Common Stock, of which, 260,225,000 shares of Common Stock were currently issued and outstanding as of April 30, 2011.

Concurrent to the closing, Red Mountain Resources will cancel 225,000,000 shares of common stock held by Lisa Lamson, a former officer and director of Red Mountain Resources.

Prior to the acquisition, Red Mountain Resources commenced a private offering to accredited investors of up to $25,000,000, which will close in August 2011. Prior to the acquisition, the Red Mountain Resources raised $6,135,000, of which $5,025,000 is recorded in the historical financial statements of Red Mountain Resources as of April 30, 2011. The offering is for shares of Red Mountain Resources' restricted common stock at $1.00 per share. At this time there is no committed source of additional funds and we cannot give any assurances of being able to raise the remaining funds. We can assure that we will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions.

Prior to the acquisition, Black Rock in exchange for $240,000 issued two 3.25% unsecured promissory notes totaling $240,000. The notes are due on July 31, 2011 or upon the closing of the acquisition of Black Rock by Red Mountain Resources. In May 2011, Black Rock repaid, in full, one of the promissory notes totaling $90,000.

Prior to the acquisition Red Mountain Resources advanced funds of $4,900,000 to Black Rock in the form of a promissory note. Such funds were used by Black Rock, prior to closing of the acquisition, to purchase assets consisting of oil and gas leases and producing wells for approximately $4,740,000.

Concurrent with the closing of the transaction, (a) all current officers of the Registrant resigned from their positions with the Registrant, and (b) Black Rock's officers were appointed by the existing members of the Board of Directors of the Registrant ("Existing Members"), and (c) the Existing Members elected Black Rock's current board of directors to the Board of the Registrant (the "Black Rock Directors").

                           RED MOUNTAIN RESOUCES, INC.
                                    PROFORMA

The following unaudited pro forma condensed consolidated balance sheet is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been achieved, nor are they necessarily indicative of the future operating results. The unaudited pro forma balance sheet should be read in conjunction with Black Rock's historical financial statements (and related notes thereto) included elsewhere in this Form 8-K and Red Mountain Resources historical financial statements (and related notes thereto). Red Mountain Resources historical financial statements (and related notes thereto) can be found in the Red Mountain Resources Annual Report on Form 10-K for year ended January 31, 2011 and Form 10-Q Quarterly Report for the quarter ended April 30, 2011. A copy of the 10-K, as well as other documents filed by Red Mountain Resources with the Securities and Exchange Commissions, are available to the public.


(a) To record the issuance of 27,000,000 shares of common stock for 100% of the issued and outstanding shares of Black Rock and the recapitalization of Black Rock, which includes the elimination of Red Mountain Resources' accumulated deficit of ($201,560) and the reclassification of Black Rock's member equity of $855,944 to retained earnings.

(b) To record the cancelation of 225,000,000 shares common stock held by Lisa Lamson, a former officer and director of Red Mountain Resources concurrent to the closing of the acquisition of Black Rock.

(c) To record the receipt of $240,000 in funds in exchange for two 3.25% unsecured promissory notes totaling $240,000. The notes are due on July 31, 2011 or upon the closing of the acquisition of Black Rock by Red Mountain Resources.

(d) To reclassify the $4,900,000 promissory note held by Red Mountain Resources owed by Black Rock to reflect Black Rock's use of the funds:

     o The purchase of $4,740,000 in oil and gas leases and producing wells by Black Rock prior to closing; and
     o    The $90,000 payment of a $90,000 unsecured promissory note in full.

(e) To record the issuance of 1,110,000 shares of common stock in exchange for cash of $1,110,000 raised in the private offering prior to closing of the acquisition.

(f) To reflect nine months ended February 28, 2011pro forma income per share as if the recapitalization of Black Rock Capital and private offerings that occurred through of June 16, 2011.


                                  RED MOUNTAIN RESOURCES, INC. AND SUBSIDIARIES
                                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                 April 30, 2011
                                                   (Unaudited)

                                                                                               RMR                         RMR
                                                   RMR          BRC            Pro Forma    Pro Forma       Pro Forma   Pro Forma
                                                (Unaudited)  (Unaudited)      Adjustments    Merger        Adjustments   Offering
                                                ----------   ------------     -----------  -----------     -----------  -----------
                                                  2011          2011             2011         2011            2011         2011
                                                April 30,    February 28,      April 30,    April 30,       April 30,    April 30,
                                                ----------   ------------     -----------  -----------     -----------  -----------

ASSETS
Current assets:
Cash and cash equivalents                       $  131,133   $     38,839 (c)  $ 240,000   $  479,972 (e)  1,110,000    $ 1,589,972
                                                                          (d)     70,000
Restricted certificate of deposit                   25,000              -                      25,000                        25,000
Promissory note receivable                       4,900,000              - (d) (4,900,000)           -                             -
Accounts receivable -trade                               -        545,037                     545,037                       545,037
Accounts receivable - related party                      -         33,511                      33,511                        33,511
                                                ----------   ------------                  -----------                  -----------
   Total current assets                          5,056,133        617,387                   1,083,520                     2,193,520
                                                ----------   ------------                  -----------                  -----------

Oil and gas properties, net                              -      3,358,398 (d)  4,740,000    8,098,398                     8,098,398
Property and equipment, net                         39,367              -                      39,367                        39,367
                                                ----------   ------------                  -----------                  -----------
                                                    39,367      3,358,398                   8,137,765                     8,137,765
Other assets:
    Other asset                                      2,000              -                       2,000                         2,000
Certificate of deposit - restricted                 50,000         25,000                      75,000                        75,000
                                                ----------   ------------                  -----------                  -----------
  Total other assets                                52,000         25,000                      77,000                        77,000
                                                ----------   ------------                  -----------                  -----------

   Total assets                                 $5,147,500  $   4,000,785                  $9,298,285                   $10,408,285
                                                ==========   ============                  ===========                  ===========

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
  EQUITY
Current liabilities:
Accounts payable                                $        -  $     139,309                  $  139,309                   $   139,309
Accounts payable - related parties                       -         10,475                      10,475                        10,475
Accrued liabilities                                609,030        215,000                     824,030                       824,030
Line of credit                                           -      2,589,717                   2,589,717                     2,589,717
Other notes payable                                212,500              - (c)    240,000      362,500                       362,500
                                                                          (d)    (90,000)
Note payable to bank                                     -         38,968                      38,968                        38,968
                                                ----------   ------------                  -----------                  -----------
   Total current liabilities                       821,530      2,993,469                   3,964,999                     3,964,999
                                                ----------   ------------                  -----------                  -----------

Asset retirement obligation                              -        151,372                     151,372                       151,372
                                                ----------   ------------                  -----------                  -----------
    Total liabilities                              821,530      3,144,841                   4,116,371                     4,116,371
                                                ----------   ------------                  -----------                  -----------

Stockholders' (Deficit) Equity:
Common stock                                         2,602              - (a)        270          622 (e)         11            633
                                                                          (b)     (2,250)
Additional paid in capital                       4,524,928              - (a)   (201,830)   4,325,348 (e)  1,109,989      5,435,337
                                                                          (b)      2,250
Equity membership                                        -        855,944 (a)   (855,944)           -                            -
Accumulated deficit                               (201,560)               (a)    201,560            -                            -
Retained Earnings                                                         (a)    855,944      855,944                      855,944
                                                ----------   ------------                  -----------                  -----------
     Total stockholders' (deficit)
        equity                                   4,325,970        855,944                   5,181,914                    6,291,914
                                                ----------   ------------                  -----------                  -----------

   Total liabilities and stockholders'
        (deficit)                               $5,147,500  $   4,000,785                  $9,298,285                 $  10,408,285
                                                ==========   ============                  ===========                  ===========

         See accompanying notes to unaudited pro forma condensed consolidated financial information.

                                               P-3

                  Red Mountain Resources Inc. and Subsidiaries
                     Pro Forma Condensed Earnings per Share



                                                         Nine Months Ended
                                                         February 28, 2011
                                                      -------------------------

                                                             Pro Forma
                                                      Black Rock Capital , LLC
                                                      ------------------------
Net Income                                            $              1,174,112
Basic and diluted income per common share       (f)   $                   0.02
                                                      ========================

Weighted average basic and diluted shares
        of common outstanding - basic                               63,335,000
                                                      ========================


















See accompanying notes to unaudited pro forma condensed consolidated financial information.

                     Red Mountain Resources and Subsidiaries
                Unaudited Notes to Unaudited Pro Forma Condensed
                       Consolidated Financial Information

NOTE 1.  BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial information of Black Rock based on the historical balance sheets of Red Mountain Resources and Black Rock as of April 30, 2011 and February 28, 2011, respectively, have been prepared after giving effect to the adjustments and assumptions described below.

The unaudited pro forma condensed earning per share is based on the historical statement of income of Black Rock Capital, LLC ("Black Rock") for the nine-months ending February 28, 2011 as if the transactions below had taken place as of the beginning of the period and with the equity structure of Red Mountain Resources, Inc.

Red Mountain employs accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position of Red Mountain have been made.

The ongoing activity presented in this unaudited pro forma consolidated financial information represents Black Rock's assets, liabilities, after giving effect to the recapitalization of Black Rock.

The outstanding shares used in the earning per share calculation are as follows as if they were outstanding at the beginning of the period:

Number shares:

RMR Shares Issued & Outstanding at 4-30-11 per balance sheet        260,225,000

Shares Issuance:
 For Merger                                                          27,000,000
 For Private
Offering                                                              1,110,000

Shares Cancellation:
Lamson shares                                                      (225,000,000)
                                                                   -------------
Pro Forma Issued and outstanding shares                              63,335,000

NOTE 2. ACQUISITION OF BLACK ROCK

On March 22, 2011, Red Mountain Resources and Black Rock Capital entered into a tentative agreement whereby all of the issued and outstanding common stock of Black Rock Capital would be exchanged for all for 27,000,000 shares of common stock of Red Mountain Resources. Prior to the completion of the transaction Black Rock converted from a limited liability company to a corporation.

The two entities merged on June 20, 2011, with Red Mountain Resources being the legal acquirer. However, since Red Mountain Resources was a public company, which had nominal activity, the merger has been treated as a recapitalization of Black Rock and an acquisition of the assets and liabilities of Red Mountain

Resources by Black Rock. Though Red Mountain Resources was the legal acquirer in the merger, Black Rock was the accounting acquirer since its shareholders ended up with control of Red Mountain Resources. Therefore at the date of the merger the historical financial statements of Black Rock became those of Red Mountain Resources. Since the historical financial statements of Black Rock supersede any prior financial statements of Red Mountain Resources and are presented elsewhere in this Form 8K there is no specific pro forma statement of operations presented.

Concurrent to the closing, the Red Mountain Resources will cancel 225,000,000 shares of common stock held by Lisa Lamson, a former officer and director of Red Mountain Resources.

Prior to the acquisition, Red Mountain Resources commenced a private offering to accredited investors of up to $25,000,000, which will close in August 2011. Prior to the acquisition, the Red Mountain Resources raised $6,135,000, of which $5,025,000 is recorded in the historical financial statements of Red Mountain Resources as of April 30, 2011. The offering is for shares of Red Mountain Resources' restricted common stock at $1.00 per share. At this time there is no committed source of additional funds and we cannot give any assurances of being able to raise the remaining funds. We can assure that we will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions.

Prior to the acquisition, Black Rock in exchange for $240,000 issued two 3.25% unsecured promissory notes totaling $240,000. The notes are due on July 31, 2011 or upon the closing of the acquisition of Black Rock by Red Mountain Resources. In May 2011, Black Rock repaid, in full, one of the promissory notes totaling $90,000.

Prior to the acquisition, on April 29, 2011, Red Mountain Resources advanced funds of $4,900,000 to Black Rock in the form of a promissory note. Such funds were used by Black Rock, prior to closing of the acquisition, to purchase assets consisting of oil and gas leases and producing wells for approximately $4,740,000.

The pro forma presentation does include the effect of the issuance of the new Loan from First State Bank of Lonoke to the Company in the amount of approximately $2.7 million and the acquisition of the loan to Bamco Gas, LLC from First State Bank of Lonoke in the same amount.

In connection with its existing loans from The First State Bank of Lonoke, Black Rock needed to obtain permission from the bank in order to consummate the merger transaction with Red Mountain Resources, Inc. since the First State Bank of Lonoke holds mortgages on substantially all the Black Rock oil and gas interests.

The First State Bank of Lonoke required Red Mountain Resources, Inc. and Black Rock to purchase a loan that The First State Bank of Lonoke is due from BAMCO, Inc., another entity that Red Mountain Resources, Inc. has issued a letter of intent to purchase. The amount of the loan is $2,700,000 and assumption of it by Black Rock and Red Mountain Resources will result in a corresponding expense in an identical amount on the day it is assumed since the collectability of the loan is uncertain and the potential acquisition of BAMCO, Inc. is not yet a probable. In accordance with the pro forma rules this one-time transaction has been excluded from the pro forma presentation.

                             BLACK ROCK CAPITAL, LLC

                            Financial Statements and
                          Independent Auditors' Report

                                February 28, 2011

                             BLACK ROCK CAPITAL, LLC




                          INDEX TO FINANCIAL STATEMENTS




                                                                      Page
                                                               -----------------

Report of Independent Registered Public Accounting Firm               F-2

Balance Sheet                                                         F-3

Statement of Operations                                               F-4

Statement of Changes in Members' Equity                               F-5

Statement of Cash Flows                                               F-6

Notes to Financial Statements                                         F-7

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------






To the Members
Black Rock Capital, LLC
Little Rock, Arkansas


We have audited the accompanying balance sheet of Black Rock Capital, LLC as of February 28, 2011 and the related statement of operations, Members' equity, and cash flows for the nine-months then ended. Black Rock Capital, LLC's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Black Rock Capital, LLC as of February 28, 2011, and the results of its operations and its cash flows for the nine-months then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ L J Soldinger Associates, LLC
L J Soldinger Associates, LLC

Deer Park, Illinois

May 20, 2011



                                     BLACK ROCK CAPITAL, LLC
                                          Balance Sheet
                                        February 28, 2011


                                                       ASSETS

Current assets
     Cash and cash equivalents                                                           $        38,839
     Accounts receivable - trade                                                                 545,037
     Accounts receivable - related party                                                          33,511
                                                                                         ------------------

              Total current assets                                                               617,387
                                                                                         ------------------

Oil and gas properties                                                                         4,214,193
Less: Accumulated depletion                                                                     (855,795)
                                                                                         ------------------
Oil and gas properties, net of accumulated depletion                                           3,358,398
                                                                                         ------------------

Certificate of deposit - restricted                                                               25,000
                                                                                         ------------------
                                                                                               3,383,398
                                                                                         ------------------

              Total assets                                                               $     4,000,785
                                                                                         ==================


                                          LIABILITIES AND MEMBERS' EQUITY

Current liabilities
     Accounts payable                                                                    $       139,309
     Accounts payable - related party                                                             10,475
     Accrued professional fees                                                                   215,000
     Line of credit                                                                            2,589,717
     Note payable to bank                                                                         38,968
                                                                                         ------------------

              Total current liabilities                                                        2,993,469
                                                                                         ------------------

Asset retirement obligation                                                                      151,372
                                                                                         ------------------

              Total liabilities                                                                3,144,841

Members' equity
     Members' equity                                                                             855,944
                                                                                         ------------------

              Total liabilities and members' equity                                      $     4,000,785
                                                                                         ==================


           The accompanying notes are an integral part of these financial statements.

                                               F-3

                                     BLACK ROCK CAPITAL, LLC
                                     Statement of Operations
                               Nine Months Ended February 28, 2011




Revenues
     Oil and gas sales                                                           $     2,852,922
                                                                                 ------------------

Operating expenses

     Production taxes                                                                    175,747
     Leasehold operating expenses                                                        107,681
     Gas transportation and marketing charge                                             177,398
     Depletion                                                                           855,795
     General and administrative                                                          215,006
                                                                                 ------------------

Total operating expenses                                                               1,531,627
                                                                                 ------------------

Operating income                                                                       1,321,295
                                                                                 ------------------

Other income (expense)

     Interest income                                                                          23
     Interest expense                                                                   (147,206)
                                                                                 ------------------

Total other income (expense)                                                            (147,183)
                                                                                 ------------------

Net income                                                                       $     1,174,112
                                                                                 ==================

Pro forma information (unaudited)
      Net income                                                                 $     1,174,112
      Pro forma tax provision                                                           (396,000)
                                                                                 ------------------

      Pro forma net income                                                       $       778,112
                                                                                 ==================

     Pro forma basic and diluted earnings per share                              $          0.03
                                                                                 ==================

     Pro forma basic and diluted weighted average common shares outstanding           27,000,000
                                                                                 ==================




           The accompanying notes are an integral part of these financial statements.

                                               F-4

                             BLACK ROCK CAPITAL, LLC
                     Statement of Changes in Members' Equity
                       Nine Months Ended February 28, 2011





Members' equity, beginning of year                         $              133

Net income                                                          1,174,112

Distributions to member                                              (318,301)
                                                           ---------------------

Members' equity, end of year                               $          855,944
                                                           =====================




















   The accompanying notes are an integral part of these financial statements.


                                     BLACK ROCK CAPITAL, LLC
                                     Statement of Cash Flows
                               Nine Months Ended February 28, 2011




Cash flows from operating activities

     Net income                                                                           $     1,174,112
     Adjustments to reconcile net income to cash used in operations
         Depletion                                                                                855,795
         Non-cash interest expense related to asset retirement obligation                           6,697
         Non-cash direct repayment of line of credit and note payable from
           proceeds of oil and gas sales                                                         (556,563)

     Changes in assets and liabilities
         Increase in accounts receivable                                                         (545,037)
         Increase in accounts receivable - related party                                          (33,511)
         Increase in accounts payable                                                              59,075
         Increase in accounts payable - related party                                              10,475
         Increase in accrued professional fees                                                    215,000
                                                                                          ------------------
         Net cash provided by operations                                                        1,186,043
                                                                                          ------------------

Cash flows used in investing activities

     Investment in developed oil and gas properties                                               (36,120)
     Increase in restricted cash                                                                  (25,000)
                                                                                          ------------------
     Cash used in investing activities                                                            (61,120)
                                                                                          ------------------

Cash flows from financing activities

     Proceeds from notes payable                                                                    3,892
     Repayment of notes payable                                                                  (771,808)
     Distribution to member                                                                      (318,301)
                                                                                          ------------------
     Cash provided by financing issues                                                         (1,086,217)
                                                                                          ------------------

Increase in cash and cash equivalents                                                              38,706

Cash and cash equivalents, at inception of operations                                                 133
                                                                                          ------------------

Cash and cash equivalents, end of period                                                  $        38,839
                                                                                          ==================

Supplemental cash flow disclosures:



Non-cash investing and financial transactions:
Bank financing of acquisition of developed oil and gas properties                         $     3,953,164
Asset retirement obligation at inception included in oil and gas properties                       144,675
Oil and gas properties included in accounts payable                                                80,234
Cash paid for:
     Interest expense                                                                     $       140,510


           The accompanying notes are an integral part of these financial statements.


                                               F-6

                             BLACK ROCK CAPITAL LLC
                          Notes to Financial Statements


NOTE 1. DESCRIPTION OF BUSINESS

Black Rock Capital LLC ("we," "us" or the "Company") is an Arkansas limited liability company formed on October 28, 2005 and based in Little Rock, Arkansas, and has a limited life of 20 years from the date of organization. From inception through May 2010, the Company had no operations. The Company has adopted a fiscal year end of May 31.

The Company is engaged in the business of investing in oil and gas producing properties in Duval and Zapata Counties in Texas. The Company is a passive investor and does not operate these properties.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business

Use of Estimates

The preparation of the Company's financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Management   believes  that  the  following  material  estimates  affecting  the financial statements could significantly change in the coming year.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, estimates of future development, dismantlement and abandonment costs and to estimates relating to certain oil and natural gas revenues and expenses. Certain of these estimates require assumptions regarding future commodity prices, future costs and expenses and future production rates. Actual results could differ from those estimates.

The Company's revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company's financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

Estimates of oil and natural gas reserves and their values, future production rates and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company's control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploitation and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially

                             BLACK ROCK CAPITAL LLC
                          Notes to Financial Statements

affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of less than 90 days to be cash equivalents.

In February 2011 the Company pledged a $25,000 certificate of deposit with a one year maturity as security for a bond held by the operator of certain wells in which the Company has an interest (see Note 5) for the benefit of the Railroad Commission of Texas. The bond was obtained to meet a requirement of the Railroad Commission of Texas to ensure the proper restoration and abandonment of those certain wells.

Accounts Receivable and Allowance for Doubtful Accounts

The Company generates accounts receivable from the sale of its hydrocarbons. The Company provides for a reserve against receivables for estimated losses that may result from a customer's inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon historical write-off percentages, known problem accounts, and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected. As of February 28, 2011 there was no reserve established as all amounts were deemed collectible.

Oil and Gas Properties

The Company accounts for oil and gas properties and interests under the full cost method. Under the full cost method, all acquisition, exploration and development costs, including certain directly related employee costs incurred for the purpose of finding oil and gas, are capitalized and accumulated in pools on a country-by-country basis. Since the Company only operates in the United States we only have one pool. Capitalized costs include the cost of drilling and equipping productive wells, including the estimated costs of dismantling and abandoning these assets, dry hole costs, lease acquisition costs, seismic and other geological and geophysical costs, delay rentals and costs related to such activities. Employee costs associated with production and other operating activities and general corporate activities are expensed in the period incurred.

Where proved reserves are established, capitalized costs are limited using the ceiling test. The ceiling test is calculated as the sum of the present value of future net cash flows related to estimated production of proved reserves, using an average of the price received on the first day of each month during the current period, discounted at 10%, and takes into account expected future costs to develop proved reserves, and operating expenses and income taxes (see Income Taxes below). Under the ceiling test, if the capitalized cost of the full cost pool exceeds the ceiling limitation, the excess is charged as an impairment expense. The Company performed an impairment test as of the acquisition date of each property and as of February 28, 2011 and found no impairment was necessary.

Unit-of-production depletion is applied to capitalized costs of the full cost pool. Unit-of-production rates are based on the amount of proved reserves of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods.

                             BLACK ROCK CAPITAL LLC
                          Notes to Financial Statements

The Company utilizes a single cost center for depletion as we only have operations in the United States. Any conveyances of properties are treated as adjustments to the cost of oil and gas properties, with no gain or loss recognized unless the operations are suspended in the entire cost center or the conveyance is significant in nature.

The costs of investments in unproved properties and portions of costs associated with major development projects are excluded from the depreciation, depletion and amortization calculation until the project is evaluated.

Unproved property costs include leasehold costs, seismic costs and other costs incurred during the exploration phase. In areas where proved reserves are established, significant unproved properties are evaluated periodically, but not less than annually, for impairment. If a reduction in value has occurred, these property costs are considered impaired and are transferred to the related full cost pool. Unproved properties whose acquisition costs are not individually significant are aggregated, and the portion of such costs estimated to be ultimately nonproductive, based on experience, is amortized to the full cost pool over an average holding period.

In countries where the existence of proved reserves has not yet been determined, leasehold costs, seismic costs and other costs incurred during the exploration phase remain capitalized in unproved property cost centers until proved reserves have been established or until exploration activities cease or impairment and reduction in value occurs. If exploration activities result in the establishment of a proved reserve base, amounts in the unproved property cost center are reclassified as proved properties and become subject to depreciation, depletion and amortization and the application of the ceiling test. If exploration efforts in a country are unsuccessful in establishing proved reserves, it may be determined that the value of exploratory costs incurred there have been permanently diminished in part or in whole. Therefore, based on the impairment evaluation and future exploration plans, the unproved property cost centers related to the area of interest could be impaired, and accumulated costs charged against earnings.

As of February 28, 2011 and for the period then ended, the Company operated only in the United States and had only proved property.

Revenue Recognition

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and payment is reasonably assured.

Taxes Associated with Revenue Producing Transactions

The Company reports taxes assessed by state, local and U.S. Federal governmental authorities from the production and sale of hydrocarbons on a line item under operating expenses.

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

                             BLACK ROCK CAPITAL LLC
                          Notes to Financial Statements

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of February 28, 2011, the Company has not taken any uncertain tax positions.

The Company is taxed as a Partnership under the provisions of the Internal Revenue Code. Consequently, the members of the Company are taxed as Partners under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In addition, the state that the Company operated within during the period, Texas, does not have an income tax on the production and sale of hydrocarbons, and instead utilizes a franchise tax.

Based on this, the Company has not recorded any current or deferred income taxes for the period ended February 28, 2011.

Pro Forma Financial Information

As discussed in Note 1, Black Rock Capital, LLC was originally organized in the form of a Limited Liability Company. Immediately prior to closing of the Merger (see Note 8), its capital structure will be changed to that of a corporation. The change will result in the post-merger company becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the Black Rock Capital, LLC members. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), pro forma information on the face of the income statement has been presented which reflects the impact of the Company's change in capital structure as if it had occurred at the commencement of operations on June 1, 2010 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax liability for earnings during the period presented and having the common shares outstanding that were given as consideration for the merger.

Asset Retirement Obligations

The Company provides for future asset retirement obligations on its resource properties and facilities based on estimates established by current legislation and industry practices. The asset retirement obligation is initially measured at fair value and capitalized to the full cost pool as an asset retirement cost that is amortized over the units of production from the asset base. The obligation is accreted through interest expense until it is settled. The fair value of the obligation is estimated by discounting expected future cash outflows to settle the asset retirement obligations using a credit-adjusted risk-free interest rate. The Company recognizes revisions to either the timing or the amount of the original estimate of undiscounted cash outflows as increases or decreases to the asset retirement obligation.

The significant assumptions used to develop the expected liability during the period are as follows:

  Average gross cost to remediate individual well sites               $   75,000
  Average gross salvage value expected from individual
        well sites remediated                                         $   15,000
  Expected inflation rate for oil field service costs                      4.50%
  Credit adjusted risk-free interest rate                                  7.25%

                             BLACK ROCK CAPITAL LLC
                          Notes to Financial Statements

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred is recorded as a gain or loss in the settlement period.

     Beginning balance at inception                         $         -
     Liabilities incurred                                       144,675
     Liabilities settled                                              -
     Accretion expense                                            6,697
                                                            --------------
     Balance at February 28, 2011                           $   151,372
                                                            ==============


Accretion expense is recorded as interest expense in the financial statements.

Concentrations

Upon acquisition of its oil and gas field interests, the Company also became party to joint operating agreements ("JOA's") that define the rights and responsibilities between the third party operators and passive interest holders. Under the JOA, the third party operator is responsible for acquiring customers to sell the oil and gas produced and to either performing or contracting out to other third parties to perform services necessary to continue and maintain well production, commence and complete drilling operations and also to maintain undeveloped acreage. The Company is thus dependent upon the third party operator to remit payment for its share of the proceeds from the sale of hydrocarbons produced, and to adequately maintain and develop the individual fields. As of February 28, 2011, one operator, ConocoPhillips, Inc., controlled over 90% of the Company's revenues and approximately 85% direct operating expenses.

Concentrations of Market Risk

The future results of the Company's oil and natural gas operations will be affected by the market prices of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond the control of the Company, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment, and other regional and political events, none of which can be predicted with certainty.

The Company operates in the exploration, development and production sector of the oil and gas industry. The Company's receivables include amounts due from purchasers of its oil and natural gas production and amounts due from joint venture partners for their respective portions of operating expenses and exploration and development costs. While certain of these customers and joint venture partners are affected by periodic downturns in the economy in general or in their specific segment of the oil or natural gas industry, the Company believes that its level of credit-related losses due to such economic fluctuations has been and will continue to be immaterial to the Company's results of operations over the long-term. Trade receivables are generally not collateralized.

Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date ("exit price").

                             BLACK ROCK CAPITAL LLC
                          Notes to Financial Statements

To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities ("Level 1" measurements) and the lowest priority to unobservable inputs ("Level 3" measurements). The three levels of the fair value hierarchy are as follows:

Level 1 -- Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -- Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 -- Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

                                              Fair Value            Level 3
                                           ----------------    ----------------

    Asset retirement obligation            $     151,372       $     151,372
                                           ================    ================


Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, receivables, payables, and a notes payable and line of credit. The carrying amounts of cash and cash equivalents, receivables, payables and short-term debt approximate fair value due to the highly liquid or short-term nature of these instruments. The Company does not have any instruments that are measured at fair value on a recurring basis.

Recent Accounting Pronouncements

Reserve Estimation

In January 2010, the FASB issued an update to the Oil and Gas Topic, which aligns the oil and natural gas reserve estimation and disclosure requirements with the requirements in the SEC's final rule, Modernization of the Oil and Gas Reporting Requirements (the "Final Rule"). The Final Rule was issued on December 31, 2008. The Final Rule is intended to provide investors with a more meaningful and comprehensive understanding of oil and natural gas reserves, which should help investors evaluate the relative value of oil and natural gas companies.

                             BLACK ROCK CAPITAL LLC
                          Notes to Financial Statements

The Final Rule permits the use of new technologies to determine proved reserves estimates if those technologies have been demonstrated empirically to lead to reliable conclusions about reserve volume estimates. The Final Rule also allows, but does not require, companies to disclose their probable and possible reserves to investors in documents filed with the SEC. In addition, the new disclosure requirements require companies to: (i) report the independence and qualifications of its reserves preparer or auditor; (ii) file reports when a third party is relied upon to prepare reserves estimates or conduct a reserves audit; and (iii) report oil and natural gas reserves using an average price based upon the prior 12-month period rather than a year-end price. The Final Rule became effective for fiscal years ending on or after December 31, 2009.

In January 2010, the FASB issued ASU 2010-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements" ("ASU 2010-06"). ASU 2010-06 includes new disclosure requirements related to fair value measurements, including transfers in and out of Levels 1 and 2 and information about purchases, sales, issuances and settlements for Level 3 fair value measurements. This update also clarifies existing disclosure requirements relating to levels of disaggregation and disclosures of inputs and valuation techniques. ASU 2010-06 was effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company adopted ASU 2010-06 upon issuance and such adoption did not have a material impact on the Company's financial statements.

In December 2010, the FASB issued an accounting standard update 2010-29 that addresses the disclosure of supplementary pro forma information for business combinations. This update clarifies that when public entities are required to disclose pro forma information for business combinations that occurred in the current reporting period, the pro forma information should be presented as if the business combination occurred as of the beginning of the previous fiscal year when comparative financial statements are presented. This update is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company expects the adoption of this standard will not have a material effect on its results of operation or its financial position.

NOTE 3. OIL AND GAS PROPERTIES

Oil and gas properties consisted of the following as of February 28, 2011:

     Proved properties                                  $      4,214,193
     Unproved properties                                               -
                                                        -------------------
                                                        $      4,214,193
           Accumulated depletion                                (855,795)
                                                        -------------------
                                                        $      3,358,398
                                                        ===================


In May 2010, the Company entered into an agreement to purchase two separate oil and gas fields out of the bankruptcy estate of MSB Energy, Inc. and which became effective as of June 1, 2010. Those fields are located in Zapata County and Duval County, Texas. In October 2010, the Company entered into an agreement to purchase two separate oil and gas fields located in Zapata County, Texas, also out of the bankruptcy estate of MSB Energy, Inc., which became effective on October 1, 2010.

Villareal - Zapata County, Texas
--------------------------------
This field consists of approximately 1,099.78 gross acres (154.01 acres net to the working interest). The purchase price of this property was approximately $3,100,000, and included a prepaid drilling credit from the well operator of approximately $680,000. At acquisition, there were eight producing wells on this property. The Company acquired the approximate 13.942% working interest and 10.46% net revenue interest in seven of the producing wells and remaining leasehold. The Company also acquired approximately 15.65% working interest and 11.74% net revenue interest in one producing well. During the period ended February 28, 2011 the Company elected to participate in all of the drilling operations commenced by the operator of the property, ConocoPhillips. Those drilling operations included capital expenditures on three wells plus drilling two new wells. Total development costs incurred by the Company during the period ended February 28, 2011, which includes usage of the prepaid drilling costs acquired for these wells, were approximately $1,414,000.

Frost Bank - Duval County, Texas
--------------------------------
This field consists of approximately 998.3 gross acres (319 acres net to the working interest). The purchase price of this property was approximately $200,000. At acquisition there were five producing wells. The Company acquired an approximate 31.968% working and 23.976% net revenue interest in the well production. No drilling activity occurred during the period ended February 28, 2011.

Resendez and LaDuquesa - Zapata County, Texas
---------------------------------------------
These fields consist of approximately 2,496 gross acres (914 acres net to the working interests). The purchase price of this property was approximately $36,000. At acquisition there were two producing and two shut in wells. The Company acquired an approximate 23.125% and 50.007% working interest in Resendez and LaDuquesa, respectively, and 17.34% and 37.56% net revenue interest in the well production for Resendez and LaDuquesa, respectively. No drilling activity occurred during the period ended February 28, 2011.

The Company recorded $855,795 for depletion expense for the nine months ended February 28, 2011.

NOTE 4.  NOTE AND LINE OF CREDIT PAYABLE

In June 2010, the Company entered into a 3 year line of credit with First State Bank of Lenoke, Arkansas ("FSB"). The line has a maximum draw amount of approximately $3,475,000, and is secured by a first security lien against the Villareal property (see Note 3). The line bears interest at the bank's reference rate plus 275 basis points, which as of February 28, 2011 was 6.039% in total. The line is payable on demand, however if no demand is made, principal payments of $1 million and $1.1 million are required after the first and second years, respectively, and the loan is due in full at maturity. In addition to a security interest in the Villareal Property, the principal member of the Company and another individual who is a related party have personally guaranteed the line of credit. In addition, the related party has also provided a mortgage in favor of FSB on certain property owned by the related party as additional collateral.

In June 2010 the Company borrowed approximately $3,400,000 to fund the purchase price of the Villareal property plus make its first capital call on the property. The Company borrowed an additional $351,000 in November 2010 to fund additional capital calls.

In June 2010, the Company borrowed approximately $200,000 from FSB in the form of a one year note payable to fund the purchase of the Frost Bank Property (see
Note 3). The note is secured by a first security lien against the Frost Bank property. The note bears interest at 6% per annum. In addition to a security interest in the Frost Bank Property, the principal member of the Company and another individual who is a related party have personally guaranteed the note.

                             BLACK ROCK CAPITAL LLC
                          Notes to Financial Statements

In addition, the related party has also provided a mortgage in favor of FSB on certain property owned by the related party as additional collateral.

NOTE 5. RELATED PARTY TRANSACTIONS

Stone Street Operating Company, LLC ("Stone Street") is related to the Company by common ownership. Stone Street is the operator for the Frost Bank, Resendez and LaDuquesa properties.

At February 28, 2011, the amount due from Stone Street totaled $33,511 which has subsequently been received after the end of the period by the Company. The Company has subsequently paid the $10,475 that it owed to Stone Street at February 28, 2011.

As of February 28, 2011, the following summarizes the transactions between Stone Street and the Company:

     Revenues
         Oil and gas sales                                   $      153,784

     Operating expenses
         Production taxes                                             9,351
         Leasehold operating expenses                                45,909
         Gas marketing charge                                        16,658
                                                             -----------------
     Total expenses                                                  71,918
                                                             -----------------

     Net proceeds                                            $       81,866
                                                             =================


NOTE 6. MEMBERS' EQUITY

In June 2010, the original three members of the Company assigned all of their membership interests to two new members. During the nine months ended February 28, 2011, the Company paid distributions totaling $318,301 to one of its members.

NOTE 7. COMMITMENTS & CONTINGENCIES

General

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible gas exploration or production.

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

                             BLACK ROCK CAPITAL LLC
                          Notes to Financial Statements

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

As noted elsewhere, the Company is a passive working and net revenue interest owner in the oil and gas industry. As such, the Company to date has not acquired its own insurance coverage over its interests in the properties, instead the Company has relied on the third party operators for its properties to maintain insurance to cover its operations; however, the Company may purchase additional insurance coverage when necessary.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Title to Properties

The Company's practice has been to acquire ownership or leasehold rights to oil and natural gas properties from third parties. Most of the Company's current drilling operations are conducted on properties acquired from third parties. Our existing rights are dependent on those previous third parties having obtained valid title to the properties. Prior to the commencement of gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, we believe that we have satisfactory title to our producing properties in accordance with customary practices in the gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements. The Company is currently working with its third party operator (see Note 5) for the Frost Bank property to update the division order for between the interest owners.

Potential Loss of Oil and Gas Interests / Cash Calls

The Company has agreed to be bound by the existing JOA's with various operators for the drilling of oil and gas properties, and still owes certain operator payments on drilling wells. In addition, it might be subject to future cash calls due to (1) the drilling of any new well or wells on drilling sites; (2) rework or recompletion of a well; and (3) deepening or plugging back of dry holes, etc. If the Company does not pay delinquent amounts due or its share of future Authorization For Expenditures ("AFE") invoices, it may have to forfeit all of its rights in certain of its interests in the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.

                             BLACK ROCK CAPITAL LLC
                          Notes to Financial Statements

NOTE 8. SUBSEQUENT EVENTS

On March 2, 2011, the Company entered into an agreement to acquire two oil and gas leases located in Lea County, New Mexico for a total price of $4,747,900. The purchase price is subject to adjustment at closing for certain events, as defined in the agreement. The two leases comprise three wells located on 1,926 gross acres (1,153 net acres). The Company has placed in escrow a down payment of $237,395. The agreement may be terminated by the mutual agreement of the parties or if either party has not satisfied the terms of the agreement. On April 29, 2011 the Company issued a promissory note to Red Mountain Resources, Inc. in return for borrowing approximately $4,900,000 to close the lease acquisition. The promissory note is due and payable in full on May 31, 2011 and is secured by a mortgage on all of the assets in the purchase agreement.

In March 2011, the Company borrowed $240,000 and the Company has issued two 3.25% unsecured promissory notes totaling $240,000. The notes are due at the earlier of July 31, 2011 or on the closing of the acquisition of Company by Red Mountain Resources, Inc. (see below). In May 2011, the Company repaid in full one of the promissory notes totaling $90,000 plus accrued interest.

On March 22, 2011, the Company entered into a tentative agreement to be acquired by Red Mountain Resources, Inc. ("Red Mountain") a publicly traded shell company, after the Company has converted from a limited liability company into a corporation. The agreement provides for Red Mountain to issue 27,000,000 shares of common stock in exchange for all of the then outstanding common stock of the Company. The agreement may be terminated at any time by any of the parties.

The Company evaluated events and transactions subsequent to February 28, 2011 and determined there were no significant further events to report through May 20, 2011, the date the Company issued these financial statements.

NOTE 9. SUPPLEMENTAL OIL AND GAS DISCLOSURE (unaudited)

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES (unaudited)

Users of this information should be aware that the process of estimating quantities of "proved" and "proved developed" natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time.
Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statements.

Proved reserves are estimated quantities of natural gas, crude oil and condensate that geological and engineering data demonstrate, with reasonable certainty, to be recovered in future years from known reservoirs with existing equipment under existing economic and operating conditions.

Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

                             BLACK ROCK CAPITAL LLC
                          Notes to Financial Statements

Oil and Gas Reserves

The following tables set forth our net proved oil and gas reserves, including the changes therein, and net proved developed reserves at February 28, 2011.

Net proved Developed and Undeveloped Reserves - (In millions of cubic feet "MMCF") of natural gas:

                                                                2011
                                                          ---------------
                                                           (unaudited)

     June 1, 2010                                                    -
     Purchase of properties                                      3,098
     Revisions of previous estimates                                 -
     Extension, discoveries, other estimates                       509
     Production                                                   (688)
     Disposition of properties                                       -
                                                          ---------------

     February 28, 2011                                           2,919
                                                          ===============


Net proved oil and gas reserves consisted of the following at February 28, 2011:

                                             Natural Gas
                                              Reserves          Entitlement
                                                Gross             Volumes
                                                MMCF                MMCF
                                           --------------     --------------
                                            (unaudited)        (unaudited)

     Proved developed producing                 24,412              2,659
     Proved undeveloped                          1,086                260
                                           --------------     --------------

     Total proven                               25,498              2,919
                                           ==============     ==============


Results of operations for oil and gas producing activities for February 28, 2011

     Nine months ended February 28, 2011                          (unaudited)

     Revenue                                                   $    2,852,922
     Operating expenses (lifting costs)                               283,428
     Depletion                                                        855,795
     Impairment of oil and gas properties                                   -
                                                               -----------------

     Operating income                                               1,713,699

     Income tax provision                                                   -
                                                               -----------------

     Results of operations for oil and gas properties          $    1,713,699
                                                               =================

                             BLACK ROCK CAPITAL LLC
                          Notes to Financial Statements

Cost incurred for oil and gas property acquisition, exploration and development activities

                                                               (unaudited)
     Property acquisition
         Unproved                                            $            -
         Proved (1)                                               2,800,164
     Exploration                                                          -
     Development (1)                                              1,414,029
                                                             -----------------

     Total costs incurred                                    $    4,214,193
                                                             =================

(1) The Company has included the prepaid drilling costs acquired in the purchase of the Villareal property (see Note 3) of approximately $680,000 as part of development costs incurred.

Aggregate capitalized costs

Capitalized costs relating to oil and gas activities are as follows:

     February 28, 2011                                      (unaudited)

     Proved                                               $    4,214,193
     Unproved                                                          -
                                                          -----------------

     Total capitalized costs                              $    4,214,193

     Accumulated depletion                                       855,795
                                                          -----------------

     Net capitalized costs                                $    3,358,398
                                                          =================


STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES - (unaudited)

The following information has been developed utilizing procedures prescribed by FASC Topic 932 and based on crude oil reserve and production volumes estimated by the Company's engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

                             BLACK ROCK CAPITAL LLC
                          Notes to Financial Statements

Under the Standardized Measure, future cash inflows were estimated by applying the average first day price for each month during the period adjusted for fixed and determinable escalations to the estimated future production of period-end proven reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expenses has been computed by applying period-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by FASC Topic 932.

Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proven reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the Company is as follows:

                                                                  February 28,
                                                                      2011
                                                               -----------------
                                                                 (in thousands)
                                                                 (unaudited)

  Future cash inflows                                          $       12,493
  Less related future:
      Production costs                                                  2,452
      Development costs                                                     -
                                                               -----------------

  Future net cash flows before income taxes                            10,041
  Future income taxes                                                       -

  Future net cash flows                                                10,041
  10% annual discount for estimating timing of cash flows              (3,347)
                                                               -----------------

  Standardized measure of discounted future net cash flows     $        6,694
                                                               =================

                             BLACK ROCK CAPITAL LLC
                          Notes to Financial Statements


A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves is as follows:

                                                                 February 28,
                                                                     2011
                                                              -----------------
                                                                (in thousands)
                                                                (unaudited)

   Beginning of the year                                      $            -
   Purchase of reserves in place                                       5,175
   Revisions of previous estimates                                      (305)
   Development costs incurred during the period                        1,414
   Additions to proved reserves resulting from extensions,
     discovery and improved recovery                                       -
   Accretion of discount                                                   7
   Sale of oil and gas, net of production costs                       (2,392)
   Net change in sale prices, net of production costs                    449
   Changes in production rates (timing) and other                      2,346
                                                              -----------------

   Net increase                                                        6,694
                                                              -----------------

   End of year                                                $        6,694
                                                              =================

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010

                                  May 31, 2010

                              Financial Statements

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010








                                Table of Contents


                                                                      Page
                                                                 ---------------

Report of Independent Registered Public Accounting Firm               F-1

Balance Sheet                                                         F-2

Statement of Income                                                   F-3

Statement of Cash Flows                                               F-4

Statement of Net Investment                                           F-5

Notes to Financial Statements                                         F-6

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------




To the Members
Black Rock Capital, LLC
(acquirer of Properties Acquired From MSB Energy, Inc.
 on June 1, 2010 and October 1, 2010)
Little Rock, Arkansas


We have audited the accompanying carve-out balance sheet of Properties Acquired From MSB Energy, Inc. on June 1, 2010 and October 1, 2010 (see footnotes 1 and
3) as of May 31, 2010 and the related carve-out statements of income, net investment, and cash flows for the year then ended. Black Rock Capital, LLC's management, as the acquirer of the Properties (see footnotes 1 and 3) and the preparer of these financial statements, is responsible for these carve-out financial statements. Our responsibility is to express an opinion on these carve-out financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the carve-out financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall carve-out financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of Properties Acquired From MSB Energy, Inc. on June 1, 2010 and October 1, 2010 (see footnotes 1 and
3) as of May 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ L J Soldinger Associates, LLC
L J Soldinger Associates, LLC


Deer Park, Illinois

May 20, 2011


                   PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                      ON JUNE 1, 2010 AND OCTOBER 1, 2010


                                  Balance Sheet
                                  May 31, 2010



                                     ASSETS

Current assets
    Accounts receivable                                                     $        38,426
                                                                            ------------------

Property and equipment
    Oil and gas properties                                                        6,734,792
    Accumulated depletion                                                        (4,168,956)
                                                                            ------------------
Net property and equipment                                                        2,565,836
                                                                            ------------------

                Total assets                                                $   $ 2,604,262
                                                                            ==================


                       LIABILITIES AND INVESTMENT DEFICIT

Current liabilities
    Accounts payable                                                        $       278,176
    Bank debt                                                                     6,147,735
    Accrued interest                                                                445,710
                                                                            ------------------
                Total current liabilities                                         6,871,621
                                                                            ------------------

Long-term liabilities
    Deferred income taxes                                                             7,690
    Asset retirement obligations                                                    138,472
                                                                            ------------------
                Total long-term liabilities                                         146,612
                                                                            ------------------

Net investment deficit
    Accumulated deficit                                                          (4,413,971)
                                                                            ------------------

                Total liabilities and investment deficit                    $     2,604,262
                                                                            ==================


   The accompanying notes are an integral part of these financial statements.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010

                               Statement of Income
                         For the Year Ended May 31, 2010


Revenue
    Oil and gas revenue                                                            $     1,472,581
                                                                                   ------------------
Costs and expenses
    Depreciation, depletion and amortization                                               232,220
    Gas transportation                                                                     105,096
    General and administrative expense                                                     290,940
    Lease operating expense                                                                194,438
    Production and ad valorem taxes                                                        144,058
                                                                                   ------------------
Total costs and expenses                                                                   966,752
                                                                                   ------------------

Income from operations                                                                     505,829
Interest expense                                                                          (455,071)
                                                                                   ------------------
Income before income taxes                                                                  50,758

Income taxes                                                                                (7,690)
                                                                                   ------------------

Net income                                                                         $        43,068
                                                                                   ==================

Pro forma information - unaudited
    Basic and diluted earnings per share                                           $          0.00
    Basic and diluted weighted proposed average common stock outstanding                27,000,000











   The accompanying notes are an integral part of these financial statements.


                            PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                               ON JUNE 1, 2010 AND OCTOBER 1, 2010

                                     Statement of Cash Flows
                                 For the Year Ended May 31, 2010


Cash flows from operating activities
    Net income                                                                                   $        43,068
    Adjustments to reconcile net income to net cash provided by operating activities
       Depreciation, depletion and amortization                                                          232,220
       Accretion                                                                                           9,361
       Accounts receivable from third party operators offset against capital call
         payments due                                                                                 (1,063,644)
       Changes in operating assets and liabilities
           Accounts receivable                                                                           135,000
           Accounts payable                                                                               65,840
           Accrued interest                                                                              445,710
           Deferred income taxes                                                                           7,690
                                                                                                 ------------------
Net cash provided by operating activities                                                               (124,755)
                                                                                                 ------------------

Net decrease in cash                                                                                    (124,755)

Cash - beginning of year                                                                                 124,755
                                                                                                 ------------------

Cash - end of year                                                                               $             -
                                                                                                 ==================

No amounts were paid during the year for interest or income taxes

















   The accompanying notes are an integral part of these financial statements.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010

                     Statement of Changes in Net Investment
                             Year Ended May 31, 2010



Net investment deficit, beginning of year                    $     (4,457,039)

Net income                                                             43,068
                                                             -------------------

Net investment deficit, end of year                          $     (4,413,971)
                                                             ===================




















   The accompanying notes are an integral part of these financial statements.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 1 - NATURE OF THE OPERATION AND FORM OF PRESENTATION

As more fully described in a Form 8-K filed on March 31, 2011 with the Securities and Exchange Commission ("SEC"), Red Mountain Resources, Inc., a public shell company, entered an agreement to acquire Black Rock Capital, LLC. Black Rock Capital, LLC for the nine months ended February 28, 2011 acquired all of its oil and gas working and net revenue interests from MSB Energy, Inc. (Debtor-In-Possession) on June 1, 2010 and October 1, 2010 (the "Properties" or the "Company"). These acquired Properties only represented a portion of MSB Energy, Inc. (Debtor-In-Possession) oil and gas working and net revenue interests. Prior to June 1, 2010 these Properties were not operated as a stand-alone enterprise but rather as an integral part of MSB Energy, Inc. (Debtor-In-Possession). The Properties acquired on October 1, 2010 by Black Rock Capital, LLC from MSB Energy, Inc. (Debtor-In-Possession) represented only approximately one percent of the total value of all Properties acquired by Black Rock Capital, LLC from MSB Energy, Inc. (Debtor-In-Possession).

These financial statements were prepared to meet the predecessor business reporting requirements of the SEC and present the financial statements of the Properties as of and for the year ended May 31, 2010 in accordance with the method described below.

These financial statements of the Properties have been prepared in accordance with U.S. GAAP on a "carve-out" basis of certain historical financial information related to the Properties from the books and records of the MSB Energy, Inc. (Debtor-In-Possession). These carve-out procedures require that historical results of operations, assets and liabilities attributable to the Properties, in addition to revenues and expenses related to, or incurred on behalf of the Properties, be included or allocated to the Properties as if they were a stand-alone entity.

MSB Energy, Inc. (Debtor-In-Possession) provided certain corporate functions on behalf of the Properties and costs associated with these functions were allocated to the Properties. These functions included executive management, oil and gas property management, information technology, tax, insurance, accounting, legal and treasury services, including costs associated with the operation of MSB Energy, Inc. (Debtor-In-Possession) under the supervision of the U.S. Bankruptcy Court. The costs of such services were allocated to the Properties based on the most relevant allocation method to the service provided, primarily based on the relative number of wells in the fields sold to Black Rock Capital, LLC to the total number of wells operated or otherwise owned by MSB Energy, Inc. (Debtor-In-Possession). Management believes such allocations are reasonable; however, they may not be indicative of the actual expense that would have been incurred had the Properties been operating as an independent company for all of the periods presented. The charges for these functions are included primarily in general and administrative expenses. Any future general and administration expenses may not necessarily correlate to, nor reflect directly or indirectly, the cost relationships herein.

To the extent that an asset, liability, revenue or expense is directly associated with the Properties, it is reflected in the accompanying financial statements.

Accordingly, the accompanying financial statements of the Properties may not be indicative of future performance and may not reflect what the results of operations, financial position and cash flows would have been had the Properties operated as a separate entity during all of the periods presented.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 1 - NATURE OF THE OPERATION AND FORM OF PRESENTATION (Continued)

MSB Energy, Inc. (Debtor-In-Possession) was under the supervision of the U.S. Bankruptcy Court during the period presented in these financial statements. Because the financial statements represent the operations and assets and liabilities of the Properties which were subsequently sold to Black Rock
Capital, LLC, prior to the winding up of the MSB Energy, Inc. (Debtor-In-Possession), these financial statements were prepared on a going concern basis and not a liquidation basis. The going concern basis contemplates the realization of assets and satisfaction of liabilities in the ordinary course. No adjustment has been made to these financial statements for any actions taken by the Bankruptcy Court subsequent to May 31, 2010 relating to the resolution of assets, liabilities, revenues and expenses not acquired by Black Rock Capital, LLC.

MSB Energy, Inc. (Debtor-In-Possession) was engaged primarily in the acquisition, development, production and exploration for, and the sale of oil, gas and natural gas liquids. MSB Energy, Inc. (Debtor-In-Possession) had originally purchased certain working and net revenue interest in oil and gas fields from Reichmann Petroleum Corporation on May 31, 2008. MSB Energy, Inc., a debtor in possession, was the successor to the original MSB Energy, Inc. which filed for protection on June 2, 2009 under Chapter 11 in the United States Bankruptcy Court for the Eastern District of Texas, case #09-3668. Effective June 1, 2010 and October 1, 2010, subsequent to the balance sheet date, Black Rock Capital, LLC ("BRC") purchased the working and net revenue interest for the Properties as more fully described in Note 3 from an auction held by the trustees for the benefit of certain senior lienholders. Subsequent to its original bankruptcy filing, the MSB Energy, Inc. (Debtor-In-Possession) was transferred to Chapter 7 and subsequent to May 31, 2010, the remaining assets and liabilities were auctioned off and MSB Energy, Inc. (Debtor-In-Possession) was liquidated.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, estimates of future development, dismantlement and abandonment costs and to estimates relating to certain oil and natural gas revenues and expenses. Certain of these estimates require assumptions regarding future commodity prices, future costs and expenses and future production rates. Actual results could differ from those estimates. The Company's revenue and profitability are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. Estimates of oil and natural gas reserves and their values, future production rates and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company's control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploitation and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

Cash equivalents and cash flows

For purposes of the statement of cash flows, cash includes demand deposits, time deposits and short-term liquid investments, such as certificates of deposit with an original maturity of three months or less when purchased. There were no cash or cash equivalents allocated to the entity at May 31, 2010. For statement of cash flow purposes, the cash flows will represent cash received in connection with the working interest of the projects described in Note 3, cash paid in connection with the working interest and allocated expenses and a portion of any debtor-in-possession financing raised to the extent related to the working interest.

Accounts receivable and doubtful accounts

The Company extends credit to its customers in the ordinary course of business. These receivables are unsecured and generally are due within 30 days. The Company reviews customer accounts on a periodic basis and records a reserve for specific amounts that management feels may not be collected. Amounts will be written off at the point when collection attempts on the accounts have been exhausted. Management uses significant judgment in estimating uncollectible amounts. In estimating uncollectible amounts, management considers factors such as current overall economic conditions, industry-specific economic conditions, historical customer performance and anticipated customer performance. Past due status is determined based upon contractual terms. While management believes the Company's processes effectively address its exposure to doubtful accounts, changes in economic, industry or specific customer conditions may require adjustment to the allowance recorded by the Company. Accounts receivable at May 31, 2010 represents amounts related specifically to the projects described in
Note 3, which were collected subsequent to the balance sheet date. Accordingly, the entire balance is estimated to be collectible at May 31, 2010, and no allowance is considered necessary by management.

Oil and gas properties

The oil and gas properties included in the accompanying financial statements are those described more fully in Note 3. The Company follows the full-cost method of accounting for oil and gas properties. Accordingly, all cost associated with acquisition, exploration, development of oil and gas reserves, including directly related overhead costs and related asset retirement costs, are capitalized.

All capitalized cost of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production-method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized cost to be amortized.

In addition, the capitalized costs are subject to a "ceiling test," which basically limits such cost to the aggregate of the "estimated present value," discounted at a 10% interest rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties. The Company determined that impairment was necessary as of May 31, 2009. The net oil and gas properties allocated to the fields and wells acquired by Black Rock Capital, LLC was impaired to $1.734 million as of that date. No impairment was deemed necessary as of May 31, 2010.

Sales of proved and unproved properties are accounted for as adjustments of capitalized cost with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Abandonments of properties are accounted for as adjustments of capitalized cost with no loss recognized.

Asset retirement obligations ("ARO")

The financial statements include the ARO specifically related to the four projects described in Note 3. The Company recognizes the fair value of estimated ARO on the balance sheet when a reasonable estimate of fair value can be made. ARO includes those legal obligations where the Company will be required to retire tangible long-lived assets, such as well sites, pipelines and facilities. The asset retirement cost ("ARC"), equal to the initially estimated fair value of the ARO, is capitalized as part of the cost of the related long-lived asset. Changes in the estimated obligation resulting from revisions to estimated timing or amount of the undiscounted cash flows are recognized as a change in the ARO and the related ARC.

Capitalized ARC are amortized using the unit-of-production method and are included in depletion and depreciation in the accompanying statement of income. Increases in ARO resulting from the passage of time are recorded as accretion of ARO in the accompanying statement of income.

Liabilities

The accompanying financial statements include the portion of debtor-in-possession financing used to fund cash calls or leasehold operating expenses for the acquired working interests described in Note 3, an allocation of the post-petition liabilities pertaining to the working interests assumed by Black Rock Capital, LLC, other accounts payable and accrued liabilities, including remediation liabilities and an allocation of other liabilities that were not assumed by Black Rock Capital, LLC.

Provision for income taxes

The Company utilizes the liability method of accounting for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax assets or

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

liabilities are determined based upon the difference between the values of the assets and liabilities as reflected in the financial statements and their related tax bases at enacted tax rates in effect for the year in which the differences are expected to be recovered or settled. The Company's differences for income tax purposes represent primarily depreciation, depletion and amortization timing differences.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years. The Company has recorded a 100% valuation allowance for all of the deferred tax assets as of May 31, 2009 and has allocated none of the net operating loss carryforwards and no deferred tax assets or liabilities as of the date of the Bankruptcy (see Note
1). The income tax expense recorded for the period ended May 31, 2010 represents the amount of income taxes due at the approximate tax rate of 15%, the U.S. Federal income tax statutory rate currently in effect for that level of income.

Revenue recognition

The Company recognizes revenues based on its share of actual volumes of oil and gas sold at the then current market prices. The Company recognizes revenue from the sales of crude oil and natural gas when title passes to the customer and collection of payment is reasonably assured. Revenues from the production of properties in which the Company has an interest with other producers are recognized on the basis of the Company's net revenue interest. Revenues owned by working interest partners are recorded as revenues payable to others. Operating expenses and capital expenditures to be borne by the working interest partners are netted against their portion of revenues.

Taxes Associated with Revenue Producing Transactions

The Company reports taxes assessed by state, local and U.S. Federal governmental authorities from the production and sale of hydrocarbons on a line item under operating expenses.

General and administrative expenses

The accompanying financial statements include an allocated portion of the actual costs incurred by the Company for general and administrative ("G&A") expenses, including costs of the bankruptcy. These allocated costs are intended to provide the reader with a reasonable approximation of what historical administrative costs would have been for these assets and operations in the event those assets had existed on a stand-alone basis.

Any future G&A expenses may not necessarily correlate to, nor reflect directly or indirectly, the cost relationships presented herein. A wide range of formulas for G&A allocation were considered.

In the view of management of the Properties, the most accurate and transparent method of allocating G&A expenses is based on the ratio of wells sold to Black Rock Capital, LLC to the total number wells MSB Energy, Inc. (Debtor-In-Possession) had an interest in. Using this method, G&A expenses allocated to the Properties for the year ended May 31, 2010 was approximately $291,000.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New accounting principles and recent accounting pronouncements

In January 2010, the FASB issued Accounting Standards Update ("ASU") 2010-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements." ASU 2010-06 includes new disclosure requirements related to fair value measurements, including transfers in and out of Levels 1 and 2 and information about purchases, sales, issuances and settlements for Level 3 fair value measurements. This update also clarifies existing disclosure requirements relating to levels of disaggregation and disclosures of inputs and valuation techniques. ASU 2010-06 was effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company adopted ASU 2010-06 upon issuance and such adoption did not have a material impact on the Company's financial statements.

The Company adopted new accounting guidance addressing subsequent events effective June 30, 2009. The guidance clarified the accounting for and disclosure of subsequent events that occur after the balance sheet date through the date of issuance of the applicable financial statements. The adoption of this guidance did not have a significant effect on the Company's financial statements.

FASB Accounting Standards Codification(TM) and the Hierarchy of the Generally Accepted Accounting Principles guidance became effective for interim and annual periods ended after September 15, 2009 and it recognized FASB ASC as the single authoritative nongovernmental U.S. GAAP. The codification superseded all existing accounting standards documents issued by the FASB, and established that all other accounting literature not included in the codification is considered nonauthoritative. Although ASC did not change U.S. GAAP, it did reorganize the principles into accounting topics using a consistent structure. The codification also includes relevant U.S. Securities and Exchange Commission ("SEC") guidance following the same topical structure. Accordingly, all references to U.S. GAAP use the new topical guidelines established with the codification.

In December 2008, the SEC adopted revisions to the oil and natural gas reserves reporting requirements which are effective for these financial statements. The primary changes to the reserves reporting included:

     o A revised definition of proved reserves, including the use of unweighted average oil and natural gas prices in effect at the beginning of each month during the year to compute such reserves.
     o Expanding the definition of oil and gas producing activities to include nontraditional and unconventional resources.
     o Allowing companies to voluntarily disclose probable and possible reserves in SEC filings.
     o Amending required proved reserve disclosures to include separate amounts for synthetic oil and gas.
     o Expanded disclosures of proved undeveloped reserves, including discussion of such proved undeveloped reserves five years old or more, and
     o Disclosure of the qualifications of the chief technical person who oversees the Company's overall reserve process.

The Company utilized this guidance at May 31, 2010 to determine its proved resources and to develop associated disclosures. The Company chose not to provide voluntary disclosures of probable and possible reserves. In January 2010, FASB issued guidance that aligned its oil and gas reporting requirements and effective date with the SEC's guidance described above.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting and Reporting Rules

The United States Congress passed the Dodd-Frank Act in 2010. Among other requirements, the law requires companies in the oil and gas industry to disclose payments made to the U.S. Federal and all foreign governments. The SEC was directed to develop the reporting requirements in accordance with the law. The SEC has issued preliminary guidance and is seeking feedback from all interested parties. The preliminary rules indicated that payment disclosures would be required at a project level within the annual Form 10-K beginning with May 31, 2012. The Company cannot predict the final disclosure requirements by the SEC or the impact on its financial statements.

Pro Forma Financial Information

Pursuant to Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), a pro forma income statement has been presented which reflects the impact of the Company's change in capital structure based on the proposed acquisition of Black Rock Capital, LLC by Red Mountain Resources, Inc. in May 2011, a transaction in which Red Mountain Resources, Inc. issued 27,000,000 shares of its common stock and received all of the then issued common stock of Black Rock Capital, LLC. This presentation reports earnings per share and the basic and diluted common shares as if the merger had occurred at the commencement of operations on June 1, 2009.


NOTE 3 - OIL AND GAS PROPERTIES

Oil and gas properties consisted of the following as of May 31, 2010:

     Proved   properties                                    $      6,734,792
     Unproved properties                                                   -
                                                            -------------------
                                                            $      6,734,792
     Accumulated depreciation, depletion, amortization
        & impairment                                              (4,168,956)
                                                            -------------------

                                                            $      2,565,836
                                                            ===================


In February 2008, MSB Energy, Inc. entered into a purchase and sale agreement with the bankruptcy estate of Reichmann Petroleum Corporation to purchase their working and net revenue interest in approximately 124 wells spread throughout the State of Texas on approximately 20 oil and gas fields, which became effective on May 31, 2008. The total allocated to those oil and gas properties at acquisition was approximately $12.95 million. Effective June 1, 2010 and October 1, 2010, MSB Energy, Inc. (Debtor-In-Possession) disposed of by sale at auction to Black Rock Capital, LLC four separate fields, encompassing 17 wells, in south Texas referred to as the "Properties" throughout these financial statements. Those four properties were the Resendez, LaDuquesa and Villareal fields in Zapata County and the Frost Bank field in Duval County. Those four properties were allocated approximately $5.542 million at the time of acquisition from Reichmann Petroleum Corporation.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 3 - OIL AND GAS PROPERTIES (Continued)

During the twelve months ended May 31, 2010, the Company participated in well development and drilling operations on the Villareal field, in which the Company was a passive working and net revenue interest holder, as ConocoPhillips was the operator. For the twelve months ended May 31, 2010, the Company incurred development costs of approximately $1.063 million, covering the workover of one existing well and drilling of one new well. No other well development and drilling operations were undertaken for the other three fields in the twelve months ended May 31, 2010.

NOTE 4 - ASSET RETIREMENT OBLIGATION

The ARO recognized by the Company at May 31, 2010 represents the ARO specifically associated with the four projects described in Note 3. ARO represents the costs to dismantle and abandon its producing oil and gas properties, and related equipment. These assets are consistently being upgraded and are expected to be operational into the foreseeable future. In these cases, the obligation will be initially recognized in the period in which sufficient information exists to estimate the liability. The significant assumptions used to develop the estimate included using approximately $75,000 as the cost to properly restore and abandon each well, less approximately $15,000 per well in salvage. In addition, the Company estimates that oil field services costs will have an inflation factor of approximately 4.5% and its credit adjusted risk free rate is approximately 7.25%

A reconciliation of the beginning and ending aggregate carrying amount of the ARO for May 31, 2010 is shown as follows:

          Balance - beginning of year                       $     129,111

          Accretion expense                                         9,361
                                                            ----------------

          Balance - end of year                             $     138,472
                                                            ================


The estimation of future ARO is based on a number of assumptions requiring professional judgment. The Company cannot predict the type of revisions to these assumptions that may be required in future periods due to the availability of additional information such as: prices for oil field services, technological changes, governmental requirements and other factors.

NOTE 5 - NOTE PAYABLE

In June 2008, MSB Energy, Inc. entered into a revolving line of credit agreement ("LOC") with the Bank of Oklahoma ("Bank") in order to purchase the oil and gas working and net revenue interest from Reichmann Petroleum Corporation (see Note
3). The LOC was due on demand; however if no demand was made by the Bank, then maturity was May 31, 2010. The LOC bears an interest rate at the Bank's prime rate. In the event of default, the interest rate increases to the Bank's prime plus 4%. The LOC had a maximum advance amount of $14.4 million, less a $750,000 holdback covering certain title issues, at inception that could increase thereafter to $25 million. The actual borrowings under the LOC were limited to the borrowing base as computed under the terms of the LOC. Substantially all of the assets of

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 5 - NOTE PAYABLE (Continued)

MSB Energy, Inc. were pledged as collateral to guarantee payment of the LOC. In addition, one of the principals of MSB Energy, Inc. personally guaranteed repayment of the LOC. In addition, while principal amounts were still outstanding under the LOC, MSB Energy, Inc. was prohibited from entering into certain transactions without the consent of the Bank, including but not limited to asset sales and transfers and incurring additional liabilities other than trade payables in the amount of $750,000.

In January 2009, the Bank entered into a new guarantee agreement with an affiliate of the original guarantor in which the new guarantor pledged certain oil and gas assets as additional collateral.

In June 2009, MSB Energy, Inc. defaulted on the LOC upon filing for protection under the United States Bankruptcy court. For the twelve months ended May 31, 2010, these financial statements include interest accrued at the default rate, which amounted to approximately $446,000.

The amount of the line of credit presented in these financial statements was allocated based off of the ratio of the purchase price of the oil and gas assets (see Note 3) subsequently acquired by Black Rock Capital, LLC to the total of the oil and gas assets acquired from Reichmann Petroleum Corporation by MSB Energy, Inc., multiplied by the line of credit balance owed by the predecessor company as of May 31, 2009, just prior to entry into bankruptcy.


NOTE 6 - FAIR VALUE

The Company has adopted FASB ASC 820-10, "Fair Value Measurement and Disclosures," formerly SFAS No. 157, as amended by FASB Staff Position No. 157-2, now ASC 820-10-15, which provides a framework for measuring fair value under U.S. GAAP. As defined by ASC 820-10, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that the management believes market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique.

This standard is now the single source in U.S. GAAP for the definition of fair value, except for the fair value of leased property as defined in ASC 840-10, "Leases," formerly SFAS No. 13, "Accounting for Leases." ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

     o Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 6 - FAIR VALUE (Continued)

     o Level 2 Inputs - Inputs other than quoted prices included in Level 1 Inputs that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

     o Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

                                              Fair Value            Level 3
                                           ----------------    ----------------

          Asset retirement obligation      $     138,472       $     138,472
                                           ================    ================


Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, receivables, payables, and a notes payable and line of credit. The carrying amounts of cash and cash equivalents, receivables, payables and short-term debt approximate fair value due to the highly liquid or short-term nature of these instruments. The Company does not have any instruments that are measured at fair value on a recurring basis.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 7 - CONCENTRATIONS OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade receivables. The Company generally does not require collateral from its customers. Such credit risk is considered by management to be limited due to the size and stability of the Company's primary customers and its customers' financial resources.

The Company's sales are to a limited number of customers; therefore, the Company has concentration in its sales and accounts receivable activities.


NOTE 8 - COMMITMENTS AND CONTINGENCIES

General

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible gas exploration or production.

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economies are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties, and suspension of operations.

As noted elsewhere, the Company is both a passive working and net revenue interest owner and operator in the oil and gas industry. As such, the Company to date has not acquired its own insurance coverage over its passive interests in the Properties, instead the Company has relied on the third party operators for its properties to maintain insurance to cover its operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Title to Properties

The Company's practice haso been to acquire ownership or leasehold rights to oil and natural gas properties from third parties. Most of the Company's current drilling operations are conducted on properties acquired from third parties. The Company's existing rights are dependent on those previous third parties having obtained valid title to the Properties. Prior to the commencement of gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, the Company believes it has satisfactory title to their producing properties in accordance with customary practices in the gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements. The Company is currently working with its third party operator for the Frost Bank property to update the division order for between the interest owners.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

Potential Loss of Oil and Gas Interests/Cash Calls

The Company has agreed to be bound by the existing joint operating agreements with various operators for the drilling of oil and gas properties, and still owes certain operator payments on drilling wells. In addition, the Company might be subject to future cash calls due to (1) the drilling of any new well or wells on drilling sites; (2) rework or recompletion of a well; and (3) deepening or plugging back of dry holes, etc. If the Company does not pay delinquent amounts due or its share of future authorization for expenditures invoices, it may have to forfeit all of its rights in certain of its interests on the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.


NOTE 9 - SUBSEQUENT EVENTS

In May 2010, the Bankruptcy Court approved the order to put up the four properties (see Note 3) for auction. The highest and best bid was received from BRC, in which BRC agreed to pay approximately $3.3 million for the properties, which amount was paid to the Bank of Oklahoma in June 2010, at which time the assignment of the working and net revenue interest in the properties became effective.

In June 2010, the Bank of Oklahoma wired approximately $882,000 to ConocoPhillips. Of that amount approximately $202,000 was the balance owed ConocoPhillips for leasehold operating and well drilling costs for the Villareal field and $680,000 was a capital call prepayment for a new well also on the Villareal property.

The Company evaluated events and transactions subsequent to May 31, 2010 and determined there were no significant further events to report through May 20, 2011, the date the Company issued these financial statements.


NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED)

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES

Users of this information should be aware that the process of estimating quantities of "proved" and "proved developed" natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time.
Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statements.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED) (Continued)

Proved reserves are estimated quantities of natural gas, crude oil and condensate that geological and engineering data demonstrate, with reasonable certainty, to be recovered in future years from known reservoirs with existing equipment under existing economic and operating conditions.

Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

Oil and Gas Reserves

The following tables set forth our net proved oil and gas reserves, including the changes therein, and net proved developed reserves at May 31, 2010.

Net proved Developed and Undeveloped Reserves - (In millions of cubic feet "MMCF") of natural gas:

                                                                   2011
                                                             ---------------
                                                               (unaudited)

     June 1, 2009                                                     854
     Purchase of properties                                             -
     Revisions of previous estimates                                1,320
     Extension, discoveries, other estimates                        1,339
     Production                                                      (415)
     Disposition of properties                                          -
                                                             ---------------

     May 31, 2010                                                   3,098
                                                             ===============


Net proved oil and gas reserves consisted of the following at May 31, 2010:

                                             Natural Gas
                                               Reserves         Entitlement
                                                Gross             Volumes
                                                 MMCF               MMCF
                                           ---------------    --------------
                                             (unaudited)        (unaudited)

     Proved developed producing                  14,984             1,702
     Proved undeveloped                           7,963             1,396
                                           ---------------    --------------

     Total proven                                22,947             3,098
                                           ===============    ==============

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements



NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED) (Continued)

Results of operations for oil and gas producing activities for May 31, 2010

Nine months ended May 31, 2010
                                                                 (unaudited)

     Revenue                                                  $    1,472,581
     Operating expenses (lifting costs)                              338,496
     Depletion                                                       232,220
     Impairment of oil and gas properties                                  -
                                                              -----------------

     Operating income                                                901,865

     Income tax provision                                              7,690
                                                              -----------------

     Results of operations for oil and gas properties         $      894,175
                                                              =================


Cost incurred for oil and gas property acquisition, exploration and development activities

                                                            (unaudited)
     Property acquisition
         Unproved                                        $            -
         Proved                                                       -
     Exploration                                                      -
     Development (1)                                          1,063,644
                                                         -----------------

     Total costs incurred                                $    1,063,644
                                                         =================

(1) The Company has excluded the capital call payment made in June 2010 by the Bank of Oklahoma (see Note 9) of approximately $680,000 from development costs incurred.

Aggregate capitalized costs

Capitalized costs relating to oil and gas activities are as follows:

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED) (Continued)

                                                                 May 31, 2010
                                                              -----------------
                                                                 (unaudited)

     Proved                                                   $    6,734,792
     Unproved                                                              -
                                                              -----------------

     Total capitalized costs                                  $    6,734,792

     Accumulated depreciation, depletion, amortization
        & impairment                                               4,168,956
                                                              -----------------

     Net capitalized costs                                    $    2,565,836
                                                              =================

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

The following information has been developed utilizing procedures prescribed by FASC Topic 932 and based on crude oil reserve and production volumes estimated by the Company's engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, future cash inflows were estimated by applying the average first day price for each month during the period adjusted for fixed and determinable escalations to the estimated future production of period-end proven reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expenses has been computed by applying period-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by FASC Topic 932.

Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proven reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the Company is as follows:

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED) (Continued)

                                                                 May 31, 2010
                                                              -----------------
                                                                (in thousands)
                                                                 (unaudited)

  Future cash inflows                                         $       12,416
  Less related future:
      Production costs                                                 2,792
      Development costs                                                  457
                                                              -----------------

  Future net cash flows before income taxes                            9,167
  Future income taxes                                                      -

  Future net cash flows                                                9,167
  10% annual discount for estimating timing of cash flows             (3,992)
                                                              -----------------

  Standardized measure of discounted future net cash flows    $        5,175
                                                              =================


A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves is as follows:

                                                                 May 31, 2010
                                                              -----------------
                                                                (in thousands)
                                                                 (unaudited)

  Beginning of the year                                       $        1,734
  Purchase of reserves in place                                            -
  Revisions of previous estimates                                      2,168
  Development costs incurred during the period                         1,521
  Additions to proved reserves resulting from extensions,
    discovery and improved recovery                                    1,521
  Accretion of discount                                                    9
  Sale of oil and gas, net of production costs                        (1,029)
  Net change in sale prices, net of production costs                      44
  Changes in production rates (timing) and other                        (793)
                                                              -----------------

  Net increase                                                         3,441
                                                              -----------------

  End of year                                                 $        5,175
                                                              =================

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                        RED MOUNTAIN RESOURCES, INC.



                                        By: /s/ Alan W. Barksdale
                                            ------------------------------------
                                            Alan W. Barksdale, Chief Executive
                                            Officer


                                            Date: June 28, 2011




















                                       35